                                                                     EXHIBIT 2.3


- --------------------------------------------------------------------------------


                     AMENDED AND RESTATED CREDIT AGREEMENT


                                     among


                        THERMADYNE HOLDINGS CORPORATION,

                         VARIOUS LENDING INSTITUTIONS,


                                      and


                             BANKERS TRUST COMPANY,

                                    AS AGENT


                                  $250,000,000


- --------------------------------------------------------------------------------


                               TABLE OF CONTENTS


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SECTION 1.  Amount and Terms of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.01  Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.02  Minimum Borrowing Amounts, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.03  Notice of Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.04  Disbursement of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.05  Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.06  Conversions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.07  Pro Rata Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.08  Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         1.09  Interest Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         1.10  Increased Costs, Illegality, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         1.11  Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         1.12  Change of Lending Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         1.13  Replacement of Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

SECTION 2.  Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.01  Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.02  Letter of Credit Requests; Notices of Issuance . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.03  Agreement to Repay Letter of Credit Drawings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.04  Letter of Credit Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         2.05  Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

SECTION 3.  Fees; Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.01  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.02  Voluntary Reduction of Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.03  Mandatory Adjustments of Commitments, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 4.  Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.01  Voluntary Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.02  Mandatory Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.03  Method and Place of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.04  Net Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 5.  Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.01  Conditions Precedent to the Restatement Effective Date . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.02  Conditions Precedent to Each Credit Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28


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SECTION 6.  Representations, Warranties and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.01  Corporate Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.02  Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.03  No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         6.04  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.05  Use of Proceeds; Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.06  Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.07  Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.08  Public Utility Holding Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.09  True and Complete Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         6.10  Financial Condition; Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         6.11  Security Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         6.12  Tax Returns and Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         6.13  Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         6.14  Ownership; Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.15  Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.16  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         6.17  Real Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.18  Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.19  Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         6.20  Ownership of Foreign Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         6.21  Existing Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

SECTION 7.  Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         7.01  Information Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         7.02  Books, Records and Inspections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         7.03  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         7.04  Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         7.05  Corporate Franchises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.06  Compliance with Laws, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.07  Good Repair  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.08  Compliance with Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         7.09  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         7.10  End of Fiscal Years; Fiscal Quarters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         7.11  Additional Security; Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         7.12  Real Estate Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.13  Annual Bank Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         7.14  Clarke Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.15  Security Trust Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         7.16  Compliance with Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

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SECTION 8.  Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         8.01  Changes in Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         8.02  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         8.03  Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.04  Consolidations, Mergers and Disposition of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         8.05  Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         8.06  Limitations on Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         8.07  Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         8.08  Amendment or Termination of Certain Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         8.09  Taxes of Other Persons . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         8.10  Limitation on Dividends and Other Payment Restrictions
                    Affecting Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         8.11  Issuance and Disposition of Capital Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         8.12  Foreign Deposit Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         8.13  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         8.14  Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         8.15  Minimum Consolidated Current Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         8.16  Maximum Consolidated Funded Indebtedness to
                    Consolidated EBITDA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         8.17  Minimum Interest Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

SECTION 9.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         9.01  Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         9.02  Representations, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         9.03  Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         9.04  Default Under Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         9.05  Bankruptcy, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         9.06  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         9.07  Security Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         9.08  Subsidiary Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         9.09  Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         9.10  Material Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

SECTION 10.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62

SECTION 11.  The Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         11.01  Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         11.02  Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         11.03  Exculpatory Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         11.04  Reliance by Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         11.05  Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87



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         11.06  Non-Reliance on Agent, and Other Banks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         11.07  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         11.08  Agent in its Individual Capacity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         11.09  Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         11.10  Resignation of the Agent; Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88

SECTION 12.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         12.01  Payment of Expenses, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         12.02  Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         12.03  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         12.04  Benefit of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         12.05  No Waiver; Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
         12.06  Payments Pro Rata . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
         12.07  Calculations; Computations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
         12.08  Governing Law; Submission to Jurisdiction; Venue  . . . . . . . . . . . . . . . . . . . . . . . . . .  93
         12.09  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         12.10  Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         12.11  Headings Descriptive  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         12.12  Amendment or Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         12.13  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         12.14  Domicile of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         12.15  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         12.16  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
         12.17  Clarke Sale Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96


ANNEX I             List of Banks
ANNEX II            Bank Addresses
ANNEX III           Existing Letters of Credit
ANNEX IV            Insurance Policies
ANNEX V             Subsidiaries
ANNEX VI            Real Properties
ANNEX VII           Liens
ANNEX VIII          Existing Indebtedness
ANNEX IX            Clarke Sale
ANNEX X             Litigation
ANNEX XI            ERISA Matters
ANNEX XII           Subordination Provisions
ANNEX XIII          Dispositions of Properties
ANNEX XIV           Foreign Assets
ANNEX XV            Tax Matters





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EXHIBIT A-1         --    Form of Notice of Borrowing
EXHIBIT A-2         --    Form of Letter of Credit Request
EXHIBIT B-1         --    Form of Revolving Note
EXHIBIT B-2         --    Form of Swingline Note
EXHIBIT C           --    Form of Section 4.02(b)(ii) Certificate
EXHIBIT D-1         --    Form of Opinion of Weil, Gotshal & Manges
EXHIBIT D-2         --    Form of Opinion of Stephanie Josephson,
                          General Counsel of the Borrower
EXHIBIT D-3         --    Form of Opinion of White & Case
EXHIBIT E           --    Form of Officer's Certificate
EXHIBIT F           --    Form of Solvency Letter
EXHIBIT G           --    Form of Assignment and Assumption Agreement





                                      (v)
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                 AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 25,
1996, amending and restating CREDIT AGREEMENT, dated as of December 2, 1993, among THERMADYNE HOLDINGS CORPORATION, a Delaware corporation, the lenders listed from time to time on Annex I hereto (each a "Bank" and, collectively, the "Banks"), and BANKERS TRUST COMPANY, as Agent. Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.


                             W I T N E S S E T H :


                 WHEREAS, the Borrower and the Banks are party to a Secured Guaranteed Credit Agreement, dated as of December 2, 1993 (as the same has been amended, modified or supplemented prior to the date hereof, the "Original Credit Agreement"); and

                 WHEREAS, the parties hereto permanently waive all scheduled reductions and mandatory prepayments of the Term Loans (as defined in the Original Credit Agreement) and wish to amend and restate the Original Credit Agreement as herein provided;


                 NOW, THEREFORE, the parties hereto agree that the Original Credit Agreement shall be and hereby is amended and restated in its entirety as follows, provided that if the Restatement Effective Date has not occurred on or prior to July 15, 1996 this amendment and restatement shall be void and of no further effect, with the Original Credit Agreement to remain in effect:

                 SECTION 1.  Amount and Terms of Credit.

                 1.01 Commitments. (A) Subject to and upon the terms and conditions herein set forth, each Bank severally agrees to make a loan or loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans:

                 (i) shall be made at any time and from time to time on and after the Restatement Effective Date and prior to the Maturity Date;

                (ii) except as provided in Section 1.10, may, at the option of the Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided, that (x) Revolving Loans may not be incurred as Eurodollar Loans prior to the Syndication Date and (y) all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type;

               (iii) may be repaid and reborrowed in accordance with the provisions hereof; and

                (iv) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when combined with such Bank's Percentage of Swingline Loans then outstanding and of the Letter of Credit Outstandings (exclusive of Swingline Loans and Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, such Revolving Loans) at such time, equals the Commitment of such Bank at such time.

                 (B) (a) Subject to and upon the terms and conditions herein set forth, BTCo in its individual capacity agrees to make at any time and from time to time after the Restatement Effective Date and prior to the Swingline Expiry Date, a loan or loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings (exclusive of Revolving Loans and Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, such Swingline Loans) at such time, an amount equal to the Total Commitment then in effect and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. BTCo shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless BTCo has entered into arrangements reasonably satisfactory to it and the Borrower to eliminate BTCo's risk with respect to the Defaulting Bank's or Banks' participation in such Swingline Loans, including by cash collateralizing each such Defaulting Bank's Percentage of the outstanding Swingline Loans. BTCo will not make a Swingline Loan after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists until such time as BTCo shall have received a written notice of (i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Required Banks.

                 (b) On any Business Day, BTCo may, in its sole discretion, give notice to the Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that each such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.05), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks pro rata based on each Bank's Percentage, and the proceeds thereof shall be applied directly to repay BTCo for such outstanding Swingline Loans. Each Bank hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Bank (other than BTCo) hereby agrees that it shall forthwith purchase from BTCo (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the Banks to share in such Swingline Loans ratably based upon their respective Percentages, provided that all interest payable on the Swingline Loans shall be for the account of BTCo until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Bank purchasing same from and after such date of purchase.

                 1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing (other than a Mandatory Borrowing) shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred on any day; provided, that at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans.

                 1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur Loans (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Agent at its Notice Office, (x) prior to 12:00 Noon (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and (y) prior to 11:00 A.M. (New York time) on the date of each incurrence of Base Rate Loans, prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each, a "Notice of Borrowing") shall, except as provided in Section 1.10(b), be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); and (iii) whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto.

                 (b)  (i)         Whenever the Borrower desires to incur
Swingline Loans hereunder, it shall give BTCo not later than 12:00 Noon (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of such Swingline Loan. Each such notice shall be irrevocable and shall specify in each case (x) the date of such incurrence (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan requested to be made.

                 (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(B)(b), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

                 (c) The Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof, if any, and of the other matters covered by the Notice of Borrowing.

                 (d) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Agent or BTCo (in the case of a Borrowing of Swingline Loans) or the Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Agent, BTCo or the Letter of Credit Issuer in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Agent's, BTCo's or the Letter of Credit Issuer's record of the terms of such telephonic notice.

                 1.04 Disbursement of Funds. (a) No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 2:00 P.M. (New York time) on the date specified in Section 1.03(b) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(B)), each Bank will make available its pro rata share, if any, of each Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof) in the manner provided below. All amounts shall be made available to the Agent in U.S. dollars and immediately available funds at the Payment Office and the Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent its portion of the Borrowing or Borrowings to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available same to the Borrower, the Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower in writing, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans.

                 (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

                 1.05 Notes.      (a) The Borrower's obligation to pay the
principal of, and interest on, all the Loans made to it by each Bank shall be evidenced (i) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each a "Revolving Note" and collectively the "Revolving Notes") and (ii) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (the "Swingline Note").

                 (b) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                 (c) The Swingline Note issued to BTCo shall (i) be executed by the Borrower, (ii) be payable to the order of BTCo and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in
Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                 (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Loans.

                 1.06 Conversions. The Borrower shall have the option to convert on any Business Day occurring on or after the Syndication Date all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Revolving Loans into a Borrowing or Borrowings of another Type of Revolving Loans; provided, that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default under
Section 9.01 or Event of Default is in existence on the date of the conversion and (iii) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Borrower by giving the Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

                 1.07 Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be made by the Banks pro rata on the basis of their Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Revolving Loans hereunder and that each Bank shall be obligated to make the Loans to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

                 1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

                 (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurodollar Margin plus the relevant Eurodollar Rate.

                 (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Base Rate Margin; provided, that principal in respect of Eurodollar Loans shall bear interest from the date the same becomes due (whether by acceleration or otherwise) until the end of the Interest Period applicable to such Eurodollar Loan at a per annum rate equal to 2% in excess of the rate of interest applicable to such Eurodollar Loans on such due date.

                 (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                 (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

                 (f) The Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

                 1.09 Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans (in the case of any subsequent Interest Period), it shall have the right to elect by giving the Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

                    (i) all Eurodollar Loans comprising a Borrowing shall have the same Interest Period;

                   (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                   (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                    (v) no Interest period may be elected that extends beyond the date of any Scheduled Reduction if after giving effect thereto the sum of (x) the aggregate principal amount of Eurodollar Loans with Interest Periods ending beyond such date plus (y) the aggregate Stated Amount of Letters of Credit with stated expiry dates occurring beyond such date would exceed the Total Commitment after giving effect to such Scheduled Reduction;

                   (vi) no Interest Period may be elected if it would extend beyond the Maturity Date; and

                  (vii) no Interest Period may be elected at any time when a Default under Section 9.01 or Event of Default is then in existence.

If upon the expiration of any Interest Period, the Borrower has failed to, or is not permitted to, elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

                 1.10 Increased Costs, Illegality, etc. (a) In the event that
(x) in the case of clause (i) below, the Agent or (y) in the case of clauses
(ii) and (iii) below, any Bank, shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                    (i) on any date for determining the Eurodollar Rate for any Interest Period, that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                   (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Restatement Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting the interbank Eurodollar market or the position of such Bank in such market; or

                  (iii) at any time since the Restatement Effective Date, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the Restatement Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent in the case of clause (i) above) shall (x) on such date and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and (except in the case of clause (i)) to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower agrees to pay to such Bank, upon written demand therefor (accompanied by the written notice referred to below), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Agent and each Bank agrees that if it gives notice to the Borrower of any of the events described in clause (i) or
(iii) above, it shall promptly notify the Borrower and, in the case of any such Bank, the Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Bank, the obligations of such Bank to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

                 (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii) the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or (iii)), or
(ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)); provided, that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b). Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this
Section 1.10(b), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(b) upon the subsequent receipt of such notice.

                 (c) If any Bank shall have determined that after the Restatement Effective Date, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Bank could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Agent), accompanied by the notice referred to in the last sentence of this clause (c), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

                 1.11 Compensation. (a) The Borrower agrees to compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding loss of anticipated profit with respect to any Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment or conversion of any Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b). Calculation of all amounts payable to a Bank under this Section 1.11 shall be made as though that Bank had actually funded its relevant Eurodollar Loan through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Bank to a domestic office of that Bank in the United States of America; provided, however, that each Bank may fund each of its Eurodollar

Loans in any reasonable manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.11.

                 (b) Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 1.10, 2.05 or 4.04 is given by any Bank more than 150 days after such Bank obtained, or reasonably should have obtained, knowledge of the occurrence of the event giving rise to the additional costs of the type described in such Section, such Bank shall not be entitled to compensation under Section 1.10, 2.05 or 4.04 for any amounts incurred or accruing prior to the giving of such notice to the Borrower.

                 1.12 Change of Lending Office. Each Bank agrees that, upon the occurrence and continuance of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), 1.10(c), 2.05 or 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event; provided, that such designation is made on such terms that, in the sole judgment of such Bank, such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.10, 2.05 or 4.04.

                 1.13 Replacement of Banks. (a) (i) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (ii) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or
Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks, or (iii) as and to the extent provided for in Section 12.12(b), the Borrower shall have the right, in accordance with the requirements of
Section 12.04(b), if no Event of Default will exist after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with an Eligible Transferee or Transferees, none of which shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank"), reasonably acceptable to the Agent and the Letter of Credit Issuer, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to
Section 12.04(b) (and with the assignment fee payable pursuant to said Section 12.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by

(and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to
Section 3.01 plus (y) the respective Letter of Credit Issuer an amount equal to such Replaced Bank's Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank plus (z) BTCo an amount equal to such Replaced Bank's Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank, and (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement.

                 (b) Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and
(ii) of Section 1.13(a) and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the applicable Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions applicable to the Replaced Bank under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04,
12.01 and 12.06), which shall survive as to such Replaced Bank, provided that no Replaced Bank may seek to recover costs or indemnification under Sections 1.10, 1.11, 2.05 or 4.04 after the expiration of one year following the events giving rise to such recovery.


                 SECTION 2. Letters of Credit.

                 2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request the Letter of Credit Issuer at any time and from time to time on or after the Restatement Effective Date and prior to the Maturity Date to issue, for the account of the Borrower and in support of, (x) trade obligations and other obligations of the Borrower incurred in the ordinary course of business, including without limitation, obligations with respect to insurance, workers' compensation, surety bonds and statutory obligations, and (y) such other obligations of the Borrower to any other Person that are reasonably acceptable to the Agent and the Letter of Credit Issuer, and subject to and upon the terms and conditions herein set forth the Letter of Credit Issuer agrees to issue from time to time, irrevocable letters of credit in such form customarily used by the Letter of Credit Issuer or in such form as has been approved by the Letter of Credit Issuer and the Agent (each such letter of credit, together with each Existing Letter of Credit, a "Letter of Credit" and collectively, the "Letters of Credit").

                 (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings at such time, would exceed either (x) $25,000,000 or (y) when added to the aggregate principal amount of all Loans then outstanding, the Total Commitment at such time; (ii) each Letter of Credit shall have an expiry date occurring the earlier of (x) one year after such Letter of Credit's date of issuance, provided, that any standby Letter of Credit may be automatically renewable for successive periods of up to one year so long as such standby Letter of Credit provides that the Letter of Credit Issuer retains an option, satisfactory to such Letter of Credit Issuer, to terminate such standby Letter of Credit within a specified period of time prior to each scheduled renewal date and (y) the fifth Business Day prior to the Maturity Date; (iii) each Letter of Credit shall be denominated in U.S. dollars; and (iv) the Letter of Credit Issuer will not issue any Letter of Credit after it has received written notice from the Borrower or the Required Banks stating that an Event of Default exists until such time as the Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering same or (y) a waiver of such Event of Default by the Required Banks.

                 (c) Notwithstanding the foregoing, in the event a Bank Default exists, the Letter of Credit Issuer shall not be required to issue any Letter of Credit unless the Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate the Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of any Defaulting Bank, including by cash collateralizing any such Defaulting Bank's Percentage of the Letter of Credit Outstandings.

                 (d) Annex III hereto contains a description of all letters of credit outstanding on, and to continue in effect after, the Restatement Effective Date. Each such letter of credit issued by a bank that becomes a Bank under this Agreement prior to the Syndication Date (each, an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of Section 2.04(a), on the date such bank so becomes a Bank (or, if later, the Restatement Effective Date), provided that each such letter of credit listed on Annex III shall constitute a "Letter of Credit" hereunder for the period from the Restatement Effective Date to the Syndication Date (or such earlier date, if any, on which the institution issuing same (each an "L/C Issuer") becomes a Bank hereunder) (each such letter of credit during such period, an "Interim Letter of Credit") and the Borrower, the Agent and the Banks hereby agree that, from and after such date, the terms of this Agreement shall apply to all such Letters of Credit, superseding any other agreement theretofore applicable to them provided that BTCo shall be deemed for the purpose of Section 2.04 to have purchased as of the Restatement Effective Date 100% participation in each Interim Letter of Credit for so long as constituting an Interim Letter of Credit.

                 2.02 Letter of Credit Requests; Notices of Issuance. (a) Whenever it desires that a Letter of Credit be issued, the Borrower shall give the Agent and the Letter of Credit Issuer written notice (or telephonic notice confirmed in writing) thereof prior to 12:00 Noon (New York time) at least five Business Days (or such shorter period as may be acceptable to the Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) which written notice shall be in the form of Exhibit A-2 attached hereto (each a "Letter of Credit Request"). Each Letter of Credit Request shall include any other documents as the Letter of Credit Issuer customarily requires in connection therewith. The Agent shall promptly notify each Bank of each Letter of Credit Request.

                 (b) The Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give the Agent, each Bank and the Borrower written notice of the issuance of such Letter of Credit, accompanied by a copy to the Agent of the Letter of Credit or Letters of Credit issued by it.

                 2.03 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the Letter of Credit Issuer, by making payment to the Agent in immediately available funds at the Payment Office, for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") promptly upon but no later than three Business Days after the Letter of Credit Issuer notifying the Borrower that such payment or disbursement has occurred, with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Applicable Base Rate Margin plus the Base Rate as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such notice of such payment or disbursement), such interest also to be payable on demand.

                 (b) The Borrower's obligation under this Section 2.03 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Letter of Credit Issuer, the Agent or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non- application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

                 2.04 Letter of Credit Participations. (a) Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer shall be deemed to have sold and transferred to each other Bank, and each such Bank (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Agent for the account of the Banks as provided in Section 3.01(c) and the Participants shall have no right to receive any portion of any Facing Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments of the Banks pursuant to
Section 12.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Percentages of the assigning and assignee Bank.

                 (b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

                 (c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to Section 2.03(a), the Letter of Credit Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Agent for the account of the Letter of Credit Issuer, the amount of such Participant's Percentage of such payment in U.S. dollars and in same day funds; provided, however, that no Participant shall be obligated to pay to the Agent its Percentage of such unreimbursed amount for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Agent for the account of the Letter of Credit Issuer such Participant's Percentage of the amount of such payment on such

Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Agent for the account of the Letter of Credit Issuer, such Participant agrees to pay to the Agent for the account of the Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Letter of Credit Issuer at the overnight Federal Funds rate. The failure of any Participant to make available to the Agent for the account of the Letter of Credit Issuer its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Agent for the account of the Letter of Credit Issuer its Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Agent for the account of the Letter of Credit Issuer such other Participant's Percentage of any such payment.

                 (d) Whenever the Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Agent has received for the account of the Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, the Letter of Credit Issuer shall pay to the Agent and the Agent shall promptly pay to each Participant which has paid its Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Participant's Percentage of the principal amount thereof and interest thereon accruing after the actual funding of the respective participations.

                 (e) The obligations of the Participants to make payments to the Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

               (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit, any Bank, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

              (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                (v)  the occurrence of any Default or Event of Default.

                 2.05 Increased Costs. If after the Restatement Effective Date, the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or any Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Letter of Credit Issuer or such Participant's participation therein, or (ii) impose on the Letter of Credit Issuer or any Participant any other conditions affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Participant hereunder, then, upon written demand to the Borrower by the Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by the Letter of Credit Issuer or such Participant to the Agent), accompanied by the certificate described in the last sentence of this Section 2.05, the Borrower shall pay to the Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Borrower by the Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such Participant to the Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such Participant as aforesaid shall be final and conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.05 upon subsequent receipt of such certificate. Prior to the delivery of the certificate referred to in the preceding sentence, the Letter of Credit Issuer and each Participant, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.05, will give prompt written notice thereof to the Borrower, although the failure to give any such notice shall not release nor diminish the Borrower's obligations to pay additional amounts pursuant to Section 2.05 upon the subsequent receipt of such notice.

                 SECTION 3. Fees; Commitments.

                 3.01 Fees. (a) The Borrower agrees to pay to the Agent for distribution to each Non-Defaulting Bank a commitment fee (the "Commitment Fee") for the period from the Restatement Effective Date to but not including the date the Total Commitment has been terminated, computed for each day at a rate equal to the Applicable CC Rate for such day multiplied by the then Unutilized Commitment of such Bank. Accrued Commitment Fees shall be due and payable quarterly in arrears on the last Business Day of March, June, September and December and the date upon which the Total Commitment is terminated.

                 (b) The Borrower shall pay to the Agent for the account of the Non-Defaulting Banks pro rata on the basis of their Percentages, a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed for each day at a rate equal to the Applicable Eurodollar Margin for such day multiplied by the then Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the date upon which the Total Commitment shall be terminated.

                 (c) The Borrower shall pay to the Agent for the account of the Letter of Credit Issuer a fee in respect of each Letter of Credit issued by it (the "Facing Fee") computed for each day at the rate of 1/4 of 1% per annum on the then Stated Amount of such Letter of Credit; provided, that in no event shall the annual Facing Fee with respect to each Letter of Credit be less than $500; it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the date upon which the Total Commitment shall be terminated.

                 (d) The Borrower hereby agrees to pay directly to the Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as shall at the time of such issuance, drawing or amendment be the administrative charge which the Letter of Credit Issuer is customarily charging for issuances of, drawings under or amendments of comparable letters of credit issued by it.

                 (e) The Borrower shall pay to the Agent, for its own account, such fees as have been agreed to in writing by the Borrower and the Agent and such other fees and expenses as may be agreed to from time to time between the Borrower and the Agent, when and as due.

                 (f) All computations of Fees shall be made in accordance with
Section 12.07(b).

                 3.02 Voluntary Reduction of Commitments. Upon at least two Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Commitment; provided, that (x) any such termination or partial reduction shall apply to proportionately and permanently reduce the Commitment of each of the Banks and (y) any partial reduction pursuant to this Section
3.02 shall be in the amount of at least $1,000,000.

                 3.03 Mandatory Adjustments of Commitments, etc. (a) The Total Commitment (and the Commitment of each Bank) shall be terminated on the earlier of (i) the date on which a Change of Control occurs and (ii) the Maturity Date.

                 (b) The Total Commitment shall be reduced by (i) $25 million on June 30, 1999 and (ii) an additional $75 million on June 30, 2000 (each a "Scheduled Reduction").

                 (c) Each reduction to the Total Commitment pursuant to Section 3.01(b) shall be applied proportionately to reduce the Commitment of each Bank.


                 SECTION 4. Payments.

                 4.01 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans, in whole or in part, without premium or penalty except as otherwise provided in this Agreement, from time to time on the following terms and conditions:

                    (i) the Borrower shall give the Agent at the Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Revolving Loans or Swingline Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Borrower prior to 12:00 Noon (New York time) at least three Business Days prior to the date of such prepayment (or, in the case of Base Rate Loans, on the same day) which notice shall, except in the case of Swingline Loans, promptly be transmitted by the Agent to each of the Banks;

                   (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000 (or $100,000 in the case of Swingline Loans); provided, that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

                  (iii)   Eurodollar Loans may only be prepaid pursuant to this
         Section 4.01 on the last day of an Interest Period applicable thereto; and

                   (iv) each prepayment in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans.

                  4.02 Mandatory Prepayments.

                  (A) Requirements: If on any date the sum of (i) the aggregate outstanding principal amount of Revolving Loans and Swingline Loans (after giving effect to all other repayments thereof on such date) plus (ii) the Letter of Credit Outstandings on such date exceeds the Total Commitment as then in effect, the Borrower shall repay on such date the principal of Swingline Loans, and to the extent such Swingline Loans are insufficient, Revolving Loans, in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of Letter of Credit Outstandings exceeds the Total Commitment as then in effect, the Borrower agrees to pay to the Agent an amount in cash and/or Cash Equivalents equal to such excess and the Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent (which shall permit certain investments in Cash Equivalents satisfactory to the Agent, until the proceeds are applied to the secured obligations).

                  (B) Application: With respect to each prepayment of Revolving Loans required by this Section 4.02, the Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing(s) pursuant to which made; provided, that (i) Eurodollar Loans made pursuant to such Loans may be designated for prepayment this Section 4.02 only on the last day of an Interest Period applicable thereto unless all Eurodollar Loans made pursuant to such Loans with Interest Periods ending on such date of required prepayment and all Base Rate Loans made pursuant to such Loans have been paid in full; (ii) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Revolving Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall be immediately converted into Base Rate Loans; and (iii) each prepayment of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans, provided that no prepayment pursuant to Section 4.02(A) (a) shall be applied to any Revolving Loans of a Defaulting Bank at any time when the aggregate amount of the Revolving Loans of any Non-Defaulting Bank exceeds such Non-Defaulting Bank's Percentage of all Revolving Loans then outstanding. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

                  4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Agent for the ratable account of the Banks entitled thereto, not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written, telex or facsimile transmission notice by the Borrower to the Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

                  4.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank, in each case in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank and for which Borrower is responsible pursuant to the preceding sentences of this Section 4.04(a).

                  (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Agent on or prior to the Restatement Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or
(ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Restatement Effective Date, when a lapse in time or a change in circumstances (or, upon written request from the Borrower after the adoption, as final Treasury Regulation, of the proposed Treasury Regulations published in the Federal Register on April 22, 1996 and relating to the withholding of tax on certain U.S.-source income paid to foreign persons) renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other or successor forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if
(I) such Bank is not a United States person (defined as provided above) and has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to the foregoing provisions of this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this
Section 4.04 and except as set forth in Section 12.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Restatement Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

                  SECTION 5. Conditions.

                  5.01 Conditions Precedent to the Restatement Effective Date. This Agreement shall become effective on the date (the "Restatement Effective Date") which is the date on which the following conditions shall have been satisfied:

                  (a) Execution of Agreement. The Borrower and each of the Banks shall have signed a copy of this Agreement (whether the same or different copies) and shall have delivered same to the Agent at its Notice Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written, telex or facsimile transmitted notice (actually received) at such office that the same has been signed and mailed to it.

                  (b) Notes. On the Restatement Effective Date, there shall have been delivered to the Agent for the account of each Bank the appropriate Note or Notes, as the case may be, executed by the Borrower in the amount, maturity and as otherwise provided herein.

                  (c) Officer's Certificate. On the Restatement Effective Date, the Agent shall have received a certificate dated such date signed by an appropriate officer of the Borrower stating that all of the applicable conditions set forth in Sections 5.01(f) and 5.02 exist as of such date.

                  (d) Opinions of Counsel. On the Restatement Effective Date, the Agent shall have received opinions, addressed to each of the Banks and dated the Restatement Effective Date, (i) from Weil Gotshal & Manges LLP, special counsel to the Borrower, which opinion shall cover the matters contained in Exhibit D-1 and such other matters incident to the transactions contemplated herein as the Agent may reasonably request, (ii) from Stephanie Josephson, General Counsel of the Borrower, which opinion shall cover the matters contained in Exhibit D-2 and such other matters incident to the transactions contemplated herein as the Agent may reasonably request, (iii) from White & Case, special counsel to the Banks, which opinion shall cover the matters contained in Exhibit D-3 and (iv) from such local counsel (if any) satisfactory to the Agent as the Agent may reasonably request, which opinions shall cover certain matters relating to the security interests granted pursuant to the Security Documents and such other matters incident to the transactions contemplated herein as the Agent may reasonably request and shall be in form and substance reasonably satisfactory to the Agent.

                  (e) Corporate Proceedings. (A) On the Restatement Effective Date, the Agent shall have received from each Credit Party a certificate, dated the Restatement Effective Date, signed by the chairman, a vice chairman, the president or any vice-president of such Credit Party, and attested to by the secretary or any assistant secretary of such Person, in the form of Exhibit E with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws, or other organizational documents, of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation and By-Laws) shall be reasonably acceptable to the Agent.

                  (B) On the Restatement Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

                  (f) Original Credit Agreement. On the Restatement Effective Date and concurrently with the initial Borrowing hereunder, the Borrower shall have (i) repaid in full the outstanding principal amount of all Loans under and as defined in the Original Credit Agreement, (ii) terminated all letters of credit issued thereunder (other than Existing Letters of Credit) and (iii) paid all accrued but unpaid interest and fees under the Original Credit Agreement, whether or not otherwise then due and payable.

                  (g) Solvency. On the Restatement Effective Date, the Agent shall have received from the chief financial officer of the Borrower a certificate in the form of Exhibit F hereto, expressing opinions of value and other appropriate facts or information regarding the solvency of the Borrower and its Subsidiaries taken as a whole.

                  (h) Adverse Change, etc. From December 31, 1995 to the Restatement Effective Date, nothing shall have occurred (and neither the Required Banks nor the Agent shall have become aware of any facts or conditions not previously known) which the Required Banks or the Agent shall determine (a) has, or is reasonably likely to have, a material adverse effect on the rights or remedies of the Banks or the Agent under the Credit Documents or on the ability of the Credit Parties in the aggregate to perform their obligations to them under the Credit Documents or (b) has, or is reasonably likely to have, a Material Adverse Effect.

                  (i) Litigation. On the Restatement Effective Date there shall be no actions, suits or proceedings pending or threatened (a) with respect to this Agreement or any other Credit Document or (b) which the Agent or the Required Banks shall reasonably determine has or is reasonably likely to have, (i) a Material Adverse Effect or (ii) a material adverse effect on the rights or remedies of the Banks or the Agent under the Credit Documents or on the ability of the Credit Parties in the aggregate to perform their obligations to them under the Credit Documents.

                  (j) Subsidiary Guaranty. On the Restatement Effective Date, each Domestic Subsidiary (other than a Clarke Entity) that is party to a Subsidiary Guaranty Agreement under and as defined in the Original Credit Agreement shall have duly authorized, executed and delivered an amendment thereto reasonably satisfactory to the Agent to give effect to this Agreement (such Subsidiary Guaranty Agreements as so amended and as they may be subsequently modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

                  (k) Security Documents. (A) On the Restatement Effective Date, the Borrower and each Domestic Subsidiary (other than a Clarke Entity) that is party to a Pledge Agreement under and as defined in the Original Credit Agreement shall have duly authorized, executed and delivered an amendment thereto reasonably satisfactory to the Agent to give effect to this Agreement (such Pledge Agreements as so modified and as they may be subsequently modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreements"), and the Pledge Agreements shall be in full force and effect.

                  (B) On the Restatement Effective Date, the Borrower and each Domestic Subsidiary (other than a Clarke Entity) that is party to a Security Agreement under and as defined in the Original Credit Agreement shall have duly authorized, executed and delivered an amendment thereto satisfactory to the Agent to give effect to this Agreement (such Security Agreements as so modified and as they may be subsequently modified, supplemented or amended from time to time, the "Security Agreements") covering all of such Credit Party's present and future Security Agreement Collateral, in each case together with:

                          (1) executed copies of Financing Statements (Form UCC-1) in appropriate form for filing under the UCC of each jurisdiction, if any, as may be necessary to perfect, or to continue the perfection of, the security interests purported to be created by the Security Agreements, as the case may be;

                          (2) copies of all financing statements as filed in each jurisdiction referred to in (1) above that name each Credit Party as debtor, and the Collateral Agent as the secured party, it being understood that in the event the Borrower is unable to provide the Agent with a copy of any such financing statement, the Borrower shall provide the Agent with certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of recent date listing each such effective financing statement, together with a copy of such financing statement, no later than 60 days after the Restatement Effective Date.

                          (3)  evidence of the completion of all other
                     recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, necessary to perfect the security interests intended to be created by the Security Agreement; and

                          (4) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, necessary to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

                 (l) Mortgages; Title Insurance; etc. On the Restatement Effective Date, the Collateral Agent shall have received fully executed counterparts of amendments to (or, at the request of the Collateral Agent, amendments and restatements of) each of the Existing Mortgages (the "Mortgage Amendments") in each case reasonably satisfactory to the Agent, to give effect to this Agreement, together with evidence that counterparts of each of the Mortgage Amendments have been delivered to the title company insuring the Lien on the related Existing Mortgages for recording in all places to the extent necessary, in the reasonable judgment of the Collateral Agent, effectively to maintain a valid and enforceable first priority mortgage lien on the Existing Mortgaged Properties in favor of the Collateral Agent, and the Collateral Agent shall have received either endorsements to the existing Mortgage Policies or new Mortgage Policies assuring the Collateral Agent that each Existing Mortgage, as so amended, is a valid and enforceable first priority mortgage lien on the respective Existing Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances.

                 (m) Payment of Fees. On the Restatement Effective Date, all costs, fees and expenses, and all other compensation contemplated by this Agreement due to the Agent or the Banks (including, without limitation, reasonable legal fees and expenses) shall have been paid to the extent due.

                 (n) Consent Letter. On the Restatement Effective Date, the Agent shall be satisfied that CT Corporation System has consented to its appointment by each Credit Party as its agent to receive service of process.

                 5.02 Conditions Precedent to Each Credit Event. The obligation of each Bank to make each Loan hereunder, and the obligation of the Letter of Credit Issuer to issue each Letter of Credit hereunder, is subject, at the time of each such Credit Event, to the satisfaction of the following conditions:

                 (a) Effectiveness. The Restatement Effective Date shall have occurred.

                 (b) No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                 (c) Notice of Borrowing; Letter of Credit Request. The Agent shall have received a Notice of Borrowing satisfying the requirements of Section 1.03 with respect to each incurrence of Loans and the Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request satisfying the requirements of Section 2.02 with respect to each issuance of a Letter of Credit.

                 The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Banks that all of the applicable conditions specified above exist as of the date of such Credit Event. All of the certificates, legal opinions and other documents and papers referred to in Section 5.01, unless otherwise specified, shall be delivered to the Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be reasonably satisfactory in form and substance to the Agent.


                 SECTION 6. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, the Borrower makes the following representations, warranties and agreements as to itself and as to each of its Subsidiaries with the Banks, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit.

                 6.01 Corporate Status. Each of the Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation and is in good standing, in each case under the laws of the jurisdiction of its organization, and has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

                 6.02 Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Credit

Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                 6.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party nor compliance by them with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the material property or assets of such Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws, as the case may be, of such Credit Party.

                 6.04 Litigation. Except as disclosed on Annex X hereto, there are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened, with respect to the Borrower or any of its Subsidiaries (i) that have, or that are reasonably likely to have, a Material Adverse Effect or (ii) that have, or that are reasonably likely to have, a material adverse effect on the rights or remedies of the Banks or on the ability of the Credit Parties in the aggregate to perform their obligations to the Banks under the Credit Documents.

                 6.05 Use of Proceeds; Margin Regulations. (a) The proceeds of all Loans shall be utilized (i) on the Restatement Effective Date, to effect the refinancing of all Indebtedness under the Original Credit Agreement and to pay certain fees and expenses related thereto and (ii) for the general corporate and working capital purposes of the Borrower and its Subsidiaries.

                 (b) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

                 6.06 Governmental Approvals. Except for those duly obtained or made, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

                 6.07 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                 6.08 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                 6.09 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of any Credit Party in writing to the Agent for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Credit Party in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

                 6.10 Financial Condition; Financial Statements. (a) On and as of the Restatement Effective Date, on a pro forma basis after giving effect to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, and with respect to the Borrower and the Subsidiary Guarantors taken as a whole (x) the sum of their assets, at a fair valuation, will exceed their debts, (y) they have not incurred nor intend to, nor believe that they will, incur debts beyond their ability to pay such debts as such debts mature and (z) they will have sufficient capital with which to conduct their business. For purposes of this
Section 6.10, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                 (b) The consolidated balance sheets of the Borrower at December 31, 1995 and the related consolidated statements of operations and cash flows of the Borrower for the fiscal year ended as of said date, which, in the case of the December 31, 1995 statements, have been examined by Ernst & Young LLP, independent certified public accountants, and the pro forma (after giving effect to all Investments consummated prior to the Effective Date and to the Clarke Sale) consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 1996 copies of which have heretofore been furnished to each Bank, present fairly the financial position of the Borrower and its Subsidiaries at the dates of said statements and the results for the periods covered thereby (or, in the case of the pro forma balance sheet, present a good faith estimate of the consolidated pro forma financial condition of the Borrower and its Subsidiaries at the date thereof). All such financial statements (other than the aforesaid pro forma balance sheet) have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements.

                 (c) Nothing has occurred since December 31, 1995 that has had or is reasonably likely to have a Material Adverse Effect.

                 (d) Except as fully reflected in the financial statements described in Section 6.10(b) or in the footnotes thereto and the Indebtedness incurred under this Agreement, there were as of the Restatement Effective Date (and after giving effect to any Loans made on such date), no material Guaranties, contingent liability or liability for taxes or any long-term lease or unusual forward or long-term commitment, including interest rate or currency swap or exchange transactions, or with respect to the Borrower or any of its Subsidiaries which either individually or in the aggregate would be material to the Borrower and its Subsidiaries taken as a whole, except as incurred in the ordinary course of business consistent with past practices or as otherwise permitted hereunder subsequent to December 31, 1995. Neither the Borrower nor any Subsidiary is a party to or bound by any Contract or Applicable Law, compliance with which is reasonably likely to have a Material Adverse Effect.

                 6.11 Security Interests. On or after the Restatement Effective Date, each of the Security Documents creates, as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens (except that the Security Agreement Collateral and/or Real Property may be subject to the security interests evidenced by Permitted Liens and Permitted Encumbrances relating thereto) in favor of the Collateral Agent. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made, or provided for as contemplated by Section 5 hereof, on or prior to the Restatement Effective Date or, if later, the date of the execution and delivery thereof.

                 6.12 Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods, with the appropriate taxing authority all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due and payable, except for those contested in good faith for which adequate reserves have been established in accordance with Generally Accepted Accounting Principles. Except as disclosed in Annex XV hereto there is no material action, suit, proceeding, investigation, audit or claim now pending, or, to the best knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower. Except as set forth on Annex XV, the Borrower has not entered into any agreement or waiver or been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or is aware of any circumstance that would cause the taxable years or other taxable periods of the Borrower not to be subject to the normally applicable statute of limitations.

                 6.13 Compliance with ERISA. (i) Annex XI sets forth each Plan; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan subject to Title IV has an Unfunded Current Liability which, when aggregated with all other Plans subject to Title IV which have Unfunded Current Liabilities, exceeds $5,000,000 (except as disclosed in Annex XI); no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of
Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or
Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $250,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

                 6.14 Ownership; Subsidiaries. On the Restatement Effective Date, the corporations listed on Annex V are the only Subsidiaries of the Borrower. Annex V correctly sets forth, as of the Restatement Effective Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof. As of the Restatement Effective Date, the Borrower owns, directly or indirectly, 100% of the capital stock of each Domestic Subsidiary.

                 6.15 Intellectual Property. The Borrower and each of its Subsidiaries owns or holds a valid license to use all the patents, trademarks, permits, service marks, trade names, technology, know-how, copyrights, licenses, franchises and formulas or rights with respect to the foregoing, that are used in the operation of the business of the Borrower and its Subsidiaries as presently conducted and as proposed to be conducted and are material to such business except those where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

                 6.16 Environmental Matters. (a) The Borrower and each of its Subsidiaries are in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of the Borrower, past or threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any currently owned Real Property of the Borrower or any of its Subsidiaries that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect or (ii) to cause any such currently owned Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law, which would interfere with the current use of such real property.

                 (b) Hazardous Materials have not at any time been generated, used, treated or stored on, transported to or from, or Released on or from any Real Property at any time owned, leased or operated by the Borrower or any of its Subsidiaries where such generation, use, treatment or storage has violated or given rise to a liability under or would reasonably be expected to violate or give rise to liability under any Environmental Law except for limited quantities of Hazardous Materials used or stored at any Real Property in material compliance with all applicable Environmental Laws and required in connection with the normal operation and maintenance of such property. There are not now any underground storage tanks located on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries.

                 (c) Notwithstanding anything to the contrary in this Section 6.16, the representations made in this Section 6.16 shall only be untrue if the aggregate effect of all failures, noncompliance, Environmental Claims, Hazardous Materials, Releases and presence of underground storage tanks, in each case of the types described above, would reasonably be expected to have a Material Adverse Effect.

                 6.17 Real Properties. All Real Property owned or leased by the Borrower or any of its Subsidiaries as of the Restatement Effective Date, and the nature of the interest therein, is correctly set forth in Annex VI The Borrower and each of its Subsidiaries has (a) good and marketable title to all material properties owned by it, including all Real Property reflected in Annex VI, free and clear of all Liens other than Permitted Encumbrances, and (b) a validly subsisting leasehold interest in all material properties leased by it.

                 6.18 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

                 6.19 Subordination. The subordination provisions contained in the Subordinated Notes Indenture are enforceable against the Borrower and the holders of the respective securities issued thereunder, and all Obligations shall be within the definition of "Senior Indebtedness" for purposes of the subordination provisions contained in the Subordinated Indenture.

                 6.20 Ownership of Foreign Assets. Neither the Borrower nor any Domestic Subsidiary has an ownership interest in any lease (including without limitation, any Leasehold), assets or other property (other than Capital Securities of a Foreign Subsidiary) located outside the United States, except as provided in Annex XIV.

                 6.21 Existing Indebtedness. Annex VIII sets forth a true and complete list of all Indebtedness of the Borrower and its Subsidiaries as of the Restatement Effective Date and which is to remain outstanding after giving effect to the incurrence of Loans on such date (all such Indebtedness, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.


                 SECTION 7. Affirmative Covenants. The Borrower hereby covenants and agrees that on the Restatement Effective Date and thereafter, for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 hereof which are not then due and payable) incurred hereunder, are paid in full:

                 7.01 Information Covenants. The Borrower will furnish to each
Bank:

                 (a) Annual Financial Statements. Within 105 days after the close of each fiscal year of the Borrower, the consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and consolidated statements of stockholders' equity and of cash flows for such fiscal year and setting forth comparative figures for the preceding fiscal year and comparable budgeted figures for such fiscal year and certified by the chief financial officer or other Authorized Officer of the Borrower that such statements fairly present the financial condition of the Borrower and its Subsidiaries, as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated and in the case of such consolidated financial information, examined by Ernst & Young LLP or such other independent certified public accountants of recognized national standing as shall be acceptable to the Agent, whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower and its Subsidiaries as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention or, if such a Default or Event of Default has come to their attention a statement as to the nature thereof.

                 (b) Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly period and the related unaudited consolidated and consolidating statements of income and unaudited consolidated statements of stockholders' equity and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, setting forth, in each case (except for the consolidating statements), in comparative form the figures for the budget for the then current fiscal year and figures for the corresponding periods of the previous fiscal year; all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of the Borrower that they fairly present the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments.

                 (c) Monthly Financial Statements. Within (i) 30 days after the end of each calendar month which is not also the end of a calendar quarter and (ii) 45 days after the end of each calendar month which is also the end of a calendar quarter, the unaudited consolidated balance sheet of the Borrower and the Subsidiaries as of the end of such month, and the related unaudited consolidated statements of income and retained earnings and cash flows and product line statements for such month and for the portion of the fiscal year ended at the end of such month, setting forth, in each case, in comparative form the figures for the budget for the then current fiscal year and the figures for the corresponding periods of the previous fiscal year.

                 (d) Budgets, etc. Not more than 45 days after the commencement of each fiscal year of the Borrower, a project consolidated balance sheet and projected consolidated budgets, business plans and financial projections of the Borrower and its Subsidiaries in reasonable detail for each of the four fiscal quarters of such fiscal year, setting forth, with appropriate discussion, the principal assumptions upon which such projected balance sheets and budgets are based and any other projection information reasonably requested by the Required Banks.

                 (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 7.01(a) and (b), a certificate of an Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 8.14 through and including 8.16, as at the end of such fiscal quarter or year, as the case may be.

                 (f) Notice of Default or Litigation. Promptly, and in any event within three Business Days after any officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto and (y) the commencement of, or threat of, or any significant development in, any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries which is likely to have a Material Adverse Effect.

                 (g) Auditors' Reports. Promptly upon receipt thereof, a copy of each final "management letter" submitted to the Borrower or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any of its Subsidiaries.

                 (h) Environmental Matters. Promptly after obtaining knowledge of any of the following, written notice of, but in no event later than 10 business days after obtaining knowledge or notice of any of the following conditions:

                       (i) Any pending or threatened material Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property;

                      (ii) Any condition or occurrence on any Real Property that (x) results in material noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law, or (y) could reasonably be anticipated to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property;

                     (iii) Any condition or occurrence on any Real Property that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or its Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law;

                      (iv) The taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property;

                       (v) Any notice that the Borrower or any Subsidiary is subject to investigation by any governmental authority or other party evaluating whether any remedial action is needed to respond to the release or threatened release of any Hazardous Materials into the environment;

                      (vi) Any activities involving material Capital Expenditures that are undertaken as a result of new Environmental Laws or proposed changes to any existing Environmental Law; and

                     (vii) Any proposed acquisition of stock, assets, real estate or leasing of property, or any other action by the Borrower or any of its Subsidiaries, that could reasonably be expected to subject the Borrower or any of its Subsidiaries to material environmental liability.

         All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's response thereto. In addition, the Borrower agrees to provide the Banks with copies of all material communications with any government or governmental agency relating to Environmental Laws, all material communications with any person relating to Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by the Agent or the Required Banks.

                 (i) Subsidiaries. (x) Prompt notice of the acquisition or formation of a new Subsidiary and, in the case of each such new Subsidiary, its name, jurisdiction of incorporation, the percentages of the various classes of its Capital

         Securities owned by the Borrower or another Subsidiary and (y) prompt notice of any change in the name of any Subsidiary, its jurisdiction of incorporation, the percentages of the various classes of its Capital Securities owned by the Borrower or another Subsidiary.

                 (j) Material Adverse Effect. Prompt notice of the occurrence or nonoccurrence of any event or change, the occurrence or nonoccurrence of which has had or is reasonably likely to have, either alone or in conjunction with all other such occurrences or nonoccurrence, a Material Adverse Effect.

                 (k) Collateral. Prompt notice of any matter or event that has had, or may have, a material adverse effect on Collateral having an aggregate net book value in excess of $2,500,000.

                 (l) Other Information. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by the Borrower or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send to the holders of their publicly held capital stock and/or Indebtedness (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Agent on its own behalf or on behalf of the Required Banks may reasonably request from time to time.

                 7.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to permit, upon written notice to the chief financial officer or other Authorized Officer of the Borrower, officers and designated representatives of the Agent or the Required Banks to visit and inspect, during regular business hours and under guidance of officers of Borrower or its Subsidiaries (as the case may be), any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession (to the extent within the power of the Borrower or such Subsidiary to do so), and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or the Required Banks may reasonably request.

                 7.03 Insurance. The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance with reputable and solvent insurers in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance and consistent with normal industry practice. At any time that insurance at the levels described in Annex IV is not being maintained by the Borrower and its Subsidiaries, the Borrower will notify the Banks in writing thereof and, if thereafter notified by the Agent to do so, the Borrower will obtain insurance at such levels at least equal to those set forth in Annex IV to the extent then generally available or otherwise as are reasonably acceptable to the Agent. The Borrower will furnish on the Restatement Effective Date and annually thereafter to the Agent a summary of the insurance carried in respect of the Borrower and its Subsidiaries and the assets of the Borrower and its Subsidiaries together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as an additional insured and/or loss payee, to the extent of its interests therein.

                 7.04 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any material properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 8.03(a); provided, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

                 7.05 Corporate Franchises. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises and authority to do business; provided, however, that any transaction permitted by Section 8.04 will not constitute a breach of this
Section 7.05.

                 7.06 Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable laws, statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property other than those the non-compliance with which would not have a Material Adverse Effect.

                 7.07 Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business are kept in good repair, working order and condition, normal wear and tear excepted, and, subject to Section 8.05, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

                 7.08 Compliance with Environmental Laws. (a) The Borrower (i) will pay, and will cause each of its Subsidiaries to pay, all costs and expenses incurred by it in keeping in material compliance with all Environmental Laws, and will keep or cause to be kept all Real Properties free and clear of any material Liens imposed pursuant to such Environmental Laws and
(ii) will comply, and will cause each of its Subsidiaries to comply in all material respects, with all Environmental Laws applicable to the operation of their business and the ownership or use of any Real Property; and (b) neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, unless the failure to comply with the requirements specified in clause (a) or (b) above, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. If the Borrower or any of its Subsidiaries, or any tenant or occupant of any Real Property, causes or permits any intentional or unintentional act or omission resulting in the presence or release of any Hazardous Material (except in compliance with applicable Environmental Laws), the Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property; provided that neither the Borrower nor any of its Subsidiaries shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

                 7.09 ERISA. As soon as possible and, in any event, within ten
(10) days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan subject to Title IV has an Unfunded Current Liability which, when aggregated with all other Plans subject to Title IV which have Unfunded Current Liabilities, exceeds

$5,000,000; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or is reasonably likely to incur any material liability to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA
or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan. The Borrower will deliver to each of the Banks a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Banks no later than ten (10) days after the date such report has been filed with the Internal Revenue Service or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

                 7.10 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years and fourth fiscal quarters to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', first three fiscal quarters to end on March 31, June 30 and September 30 of each year.

                 7.11 Additional Security; Further Assurances. (a) The Borrower will, and will cause each of its Domestic Subsidiaries to, grant to the Collateral Agent Liens on such assets and properties of the Borrower and its Domestic Subsidiaries acquired after the Restatement Effective Date that are not covered by the Security Documents, and that may be reasonably requested from time to time by the Agent or the Required Banks (collectively, the "Additional Security Documents") provided that no such Liens shall be required to be created in respect of any interest in newly acquired Real Property unless such Real Property has a fair market value of more than $1,000,000. In addition and without the necessity of any request by the Agent or Required Banks, each Domestic Subsidiary created after the Restatement Effective Date (or that, after such date, first acquires a Subsidiary or first becomes a Material Subsidiary) will if, but only if, (x) it is a Material Subsidiary or it has a Subsidiary, execute and deliver to the Agent a counterpart of the Subsidiary Guaranty, (y) it has any Domestic Subsidiary or any Foreign Subsidiary, execute and deliver to the Collateral Agent a counterpart of a Domestic Subsidiary Pledge Agreement or a Foreign Subsidiary Pledge Agreement, respectively, and/or (z) it is a Material Subsidiary, execute and deliver to the Collateral Agent a counterpart of a Security Agreement. All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agent and shall constitute valid and enforceable perfected Liens superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens and Permitted Encumbrances. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

                 (b) The Borrower will, and will cause each of its Domestic Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Agent to assure themselves that this Section 7.11 has been complied with, including opinions of counsel to the effect that the filings effected in connection with the Original Credit Agreement are sufficient to create security interests and Liens in favor of the Collateral Agent in respect of the Obligations.

                 (c) The Borrower agrees that each action required above by this Section 7.11 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Agent or the Required Banks.

                 7.12 Real Estate Leases. (a) The Borrower will, and will cause each Subsidiary to, promptly perform and observe all of the material terms, covenants, agreements and conditions required to be performed and observed by the Borrower or any Subsidiary under any Principal Real Property Lease under which the Borrower of any Subsidiary is a lessee and do all things necessary to preserve and to keep unimpaired its material rights thereunder and (ii) promptly to notify the Administrative Agent of any default by the Borrower or any Subsidiary under any such Principal Real Property Lease in the performance or observance of any of the material terms, covenants, agreements or conditions on the part of the Borrower or such Subsidiary to be performed or observed thereunder or of the giving of any notice by the lessor under a Principal Real Property Lease to the Borrower or such Subsidiary (x) claiming such a default or (y) of such lessor's intention to exercise its right to terminate such Principal Real Property Lease or any other right of the lessor which would have a materially adverse effect on the rights of the Borrower or any Subsidiary as lessee thereunder.

                 (b) The Borrower will, and will cause each Subsidiary to, perform and observe all of the terms, covenants, agreements or conditions required to be performed or observed by it in connection with any such interest it has in any of the Principal Real Property Leases, including, without limitation, payment of all rent, debt service, insurance premiums, taxes and any other impositions and charges thereunder whatsoever and shall comply with the provisions of all applicable Principal Real Property Leases or, but only to the extent of their obligations thereunder, any mortgages, deeds of trust, deeds to secure debt or other similar instruments affecting the applicable Real Property, except for any absence of performance or compliance which, individually or in the aggregate, would not have a Material Adverse Effect.

                 7.13 Annual Bank Meetings. Within 120 days after the close of each fiscal year, the Borrower shall, at the request of the Agent or the Required Banks, hold a meeting at a time and place selected by the Borrower and acceptable to the Agent with all of the Banks that choose to attend at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Borrower and its Subsidiaries and the budgets presented for the current fiscal year of the Borrower and its Subsidiaries.

                 7.14 Clarke Sale. In the event that the Clarke Sale is not completed within two days after the Restatement Effective Date, each entity listed on Annex IX herein (each a "Clarke Entity") shall deliver a Subsidiary Guaranty, an amendment to each Security Document to which it is a party under the Original Credit Agreement, and such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Agent to maintain a valid and enforceable first priority mortgage lien on Existing Mortgaged Properties owned by such Clarke Entities free and clear of all defects and Encumbrances except Permitted Encumbrances, it being understood that if the Clarke Sale shall be completed within such time frame, each Clarke Entity shall be released from the relevant Security Documents and Subsidiary Guaranty Agreement to which it is a party.

                 7.15 Security Trust Agreements. Each Security Trust Agreement between the Agent and Stoody Deloro Stellite, Inc. and Victor Equipment Company executed pursuant to the Original Credit Agreement shall be deemed to have been amended to reflect the terms of this Agreement.

                 7.16 Compliance with Restrictions. Any consensual restrictions or encumbrances permitted under Section 8.10 (a "Permitted Restriction") shall be deemed required pursuant to this Agreement to the extent the Borrower or any of its Subsidiaries enters into any such Permitted Restriction, delivers a written notice to the Agent requesting that such Permitted Restriction be deemed required hereunder and the Agent consents thereto. Notwithstanding that a Permitted Restriction may be deemed required pursuant to this Section 7.16, the Borrower's or any of its Subsidiaries' failure to comply with such Permitted Restriction shall not be deemed a Default unless such failure to comply with such Permitted Restriction could reasonably be expected to result in a Material Adverse Effect.

                 SECTION 8. Negative Covenants. The Borrower hereby covenants and agrees that as of the Restatement Effective Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 hereof which are not then due and payable) incurred hereunder, are paid in full:

                 8.01 Changes in Business. The Borrower will not permit at any time the business activities taken as a whole conducted by the Borrower and its Subsidiaries to be materially different from the business activities taken as a whole (including incidental activities and businesses complimentary to the business or similar or related businesses) conducted by the Borrower and its Subsidiaries on the Restatement Effective Date.

                 8.02 Indebtedness. The Borrower will not, and will not permit any Subsidiary to, incur or at any time be liable with respect to any Indebtedness except:

                 (a) Indebtedness outstanding under this Agreement and the other Credit Documents;

                 (b) Indebtedness of the Borrower evidenced by the Senior Notes and the Subordinated Notes;

                 (c) other Existing Indebtedness (including any refinancing, modification, renewal, amendment, replacement or extension of any thereof provided that (A) at the time such refinancing, modification, renewal, amendment, replacement or extension is consummated and immediately after giving effect thereto, no Default or Event of Default would exist, (B) there is no increase in the principal amount of the Existing Indebtedness at such time or the interest rate applicable thereto, no shortening of the maturity thereof, no increase in the rate of payment thereof, no change in any subordination provisions relating thereto, unless any such change in such subordination provisions would not have a material adverse effect on the rights of the Agent or the Banks hereunder, no material increase in the burdens on the obligor thereunder and no other change that could adversely affect the rights of the Agents or the Banks under the Credit Documents and (C) in the case of a Guaranty, the modified, renewed, amended, replacement or amended Guaranty is binding only on the obligor or obligors under the Guaranty that is being so modified, renewed, amended, replaced or extended);

                 (d) subject to clause (h) below, Indebtedness (but not any Guaranties thereof except contribution agreements in respect thereof in form reasonably satisfactory to the Agent) of a Subsidiary owing to the Borrower or to another Subsidiary, whether or not evidenced by a promissory note (with all such Indebtedness owing by a Subsidiary Guarantor to a Foreign Subsidiary to be evidenced by a promissory note) which, if evidenced by a promissory note and if owed by a Subsidiary Guarantor, contains subordination provisions substantially similar to those set forth in Annex XII; provided that (x) any Indebtedness owed to a Subsidiary that is not a Wholly-Owned Subsidiary shall be pursuant to an arm's length agreement and (y) in the case of any such Indebtedness payable to the Borrower or any Subsidiary Guarantor that is evidenced by a promissory note, such promissory note shall be pledged pursuant to the Pledge Agreements;

                 (e) Indebtedness (including, without limitation, Indebtedness with respect to Capital Leases and non- recourse Purchase Money Indebtedness) not constituting Existing Indebtedness up to an aggregate amount of $20,000,000 at any one time outstanding, provided that the Borrower may guarantee up to $20,000,000 of Indebtedness (other than Indebtedness for borrowed money) permitted under this clause (e) and incurred by any of the Domestic Subsidiaries;

                 (f) Indebtedness (but not any Guaranties thereof) evidenced by foreign currency exchange contracts entered into in the ordinary course of business;

                 (g) Indebtedness (but not any Guaranties thereof except as permitted under clause (e) above) secured by Liens permitted by
         Section 8.03 (r), (s) and (t);

                 (h) Indebtedness not constituting Existing Indebtedness evidencing loans from the Borrower and/or any Domestic Subsidiary to a Foreign Subsidiary or Foreign Subsidiaries (x) in an aggregate amount not to exceed $20,000,000 at any one time outstanding for all such loans and/or (y) incurred pursuant to, and as part of, any investment permitted by Section 8.06(l);

                 (i) Indebtedness of Foreign Subsidiaries, other than TD Australia or its Subsidiaries, borrowed in local currencies from foreign financing institutions in an aggregate amount (including all such amounts constituting Existing Indebtedness) not to exceed $25,000,000, which Indebtedness shall not be Guaranteed by the Borrower or any Domestic Subsidiary and neither the Borrower nor any Domestic Subsidiary shall have any obligations to make any payments with respect thereto;

                 (j) any Guaranty that is an endorsement of a check for collection in the ordinary course of business;

                 (k) Indebtedness (but not any Guaranties thereof other than Letters of Credit) evidenced by the recourse obligations of the Borrower on the sale of international receivables pursuant to agreements on terms and conditions reasonably satisfactory to the Required Banks, not exceeding $8,000,000 in the aggregate at any one time outstanding;

                 (l) Indebtedness (but not any Guaranties thereof) of the Borrower which is (i) incurred in connection with the redemption, purchase or repurchase by the Borrower of rights under compensation plans held by members of management of the Borrower or any of the Subsidiaries upon the termination of their employment, (ii) approved by a majority of the directors of the Borrower (including by a majority of the Borrower's independent directors) and (iii) subordinated to the obligations of the Borrower to the Banks in a manner satisfactory to the Agent, provided that the aggregate amount of any such Indebtedness which may be incurred shall not exceed $500,000;

                 (m) Indebtedness (but not any Guaranties thereof except contribution agreements in respect thereof satisfactory to the Agent) evidencing loans from any Subsidiary to the Borrower, whether or not evidenced by a promissory note (provided that all such Indebtedness owed to any Subsidiary not a Subsidiary Guarantor will be evidenced by a promissory note), which, if evidenced by a promissory note, contains subordination provisions substantially similar to those set forth in Annex XII, provided that in the case of any such Indebtedness evidenced by a promissory note (other than Indebtedness owed to a Foreign Subsidiary), such promissory note shall be pledged pursuant to a Pledge Agreement;

                 (n) Indebtedness in an aggregate amount not exceeding 40 million Australian dollars owing (directly or indirectly through Guaranties) by TD Australia and/or any of its wholly-owned Subsidiaries pursuant to documentation satisfactory to the Agent, together with an unsecured Guaranty of such Indebtedness issued by the Borrower pursuant to documentation satisfactory to the Agent;

                 (o) any Guaranty by the Borrower and/or any Subsidiary of Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $10,000,000 at any time outstanding; and

                 (p) other Indebtedness in an amount not to exceed $5,000,000.

                 8.03 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien on any asset (including, without limitation, any Owned Real Property), its interest in any lease (including, without limitation, any Real Property Lease), agreement or other property now owned or hereafter acquired by it (including, without limitation, any Real Property), or upon any income or profits therefrom, except (the following exceptions are herein referred to as the "Permitted Liens"):

                 (a) Liens which are listed, and the property subject thereto described in, Annex VII existing on the date hereof securing Existing Indebtedness (including any extension, renewal or refunding thereof as permitted pursuant to Section 8.02(c));

                 (b) inchoate Liens for Taxes not yet due and payable provided that adequate reserves with respect thereto are maintained on the books of the Borrower or the Subsidiaries, as the case may be, in conformity with GAAP;

                 (c) carriers', warehousemen's, landlord's, mechanics', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business, but only if (i) payment thereof shall not at the time be required to be made and foreclosure, distraint, sale or other similar proceedings shall not have been commenced, or (ii) the underlying obligations of such Liens are being contested in good faith by appropriate proceedings with adequate reserves therefor in accordance with GAAP;

                 (d) pledges or deposits made in the ordinary course of business in connection with obligations under workers' compensation, unemployment insurance and other social security legislation provided that the amount of all such pledges and deposits for the Borrower and all Subsidiaries shall not exceed $5,000,000, but only so long as the amount of such pledges and deposits applied by the secured party to the repayment of the obligations secured thereby after the Restatement Effective Date does not exceed in the aggregate $5,000,000;

                 (e)      Liens created by the Security Documents;

                 (f)      Liens securing the Indebtedness permitted by (i)
         Section 8.02(e) (but only with respect to Purchase Money Indebtedness and Capital Leases) provided that (A) in the case of Capital Leases, such Liens shall only encumber the property leased or the proceeds thereof and shall be non-recourse to any other property of the applicable party; and (B) in the case of Purchase Money Indebtedness, only if, in the case of each such Lien, (x) such Lien shall at all times be confined solely to the property or asset (or the proceeds thereof) the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien and to fixed improvements thereafter erected on such property or asset and
         (y) such Lien attached to such property or asset within 30 days of the acquisition of such property or asset); (ii) Section 8.02(i) or (n) (but only on assets of the applicable Foreign Subsidiaries); and (iii)
         Section 8.02(k) (but only on the receivables being sold);

                 (g) Liens of lessors or sublessors on any equipment leased or subleased to the Borrower or any of the Subsidiaries;

                 (h) Liens constituting licenses entered into by the Borrower or any of the Subsidiaries in the ordinary course of business;

                 (i) encumbrances consisting of zoning restrictions, rights-of-way, encroachments, protrusions, minor title deficiencies, easements or other restrictions on the use of Real Property, provided that such items do not materially impair the Borrower's or any Subsidiary's use of such property for the purposes intended;

                 (j) judgment Liens that would not constitute a Default or Event of Default;

                 (k) Liens (other than Liens permitted by clauses (a) and (d) above) arising under federal, state, local or foreign law (other than Liens imposed pursuant to Section 401(a)(29) or 412(n) of the Code or by ERISA or by any Environmental Law), which do not materially affect the ability of the Borrower or any Material Subsidiary to perform its obligations hereunder; provided that (i) the aggregate amount secured by all such Liens does not at any time exceed, for the Borrower and all Subsidiaries, $2,000,000, but only so long as the amount of collateral subject to such Liens applied by the secured parties to the repayment of the obligations secured thereby after the Restatement Effective Date does not exceed, in the aggregate, $2,000,000, and (ii) no such Lien encumbers any asset material to the operation of the Borrower or any Subsidiary;

                 (l) Liens not in excess of $1,000,000 in the aggregate, for the Borrower and all Subsidiaries, with respect to leases as to which the Borrower or any of the Subsidiaries are lessors, but only so long as the amount of collateral subject to such Liens applied by the secured parties to the repayment of the obligations secured thereby after the Restatement Effective Date does not exceed, in the aggregate, $1,000,000;

                 (m) rights of banks to set off deposits against debts owed to said banks;

                 (n) Liens securing the performance of tenders, statutory obligations, surety bonds, stay bonds, customs bonds, appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts and other similar obligations provided that the amount of all such obligations, for the Borrower and all Subsidiaries, secured by such Liens shall not exceed $1,000,000, but only so long as the amount of collateral subject to such Liens applied by the secured parties to the repayment of the obligations secured thereby after the Restatement Effective Date does not exceed, in the aggregate, $1,000,000;

                 (o)      Permitted Encumbrances;

                 (p) deposits made in the ordinary course of business to secure liability to insurance carriers provided such deposits do not, for the Borrower and all Subsidiaries, exceed an aggregate amount equal to $750,000 at any one time outstanding;

                 (q) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

                 (r) Liens in favor of parties (other than any Bank) to foreign exchange or hedging agreements securing obligations not to exceed $750,000 in the aggregate, for the Borrower and all Subsidiaries, at any one time outstanding, but only so long as the amount of collateral subject to such Liens applied by the secured parties to the repayment of the obligations secured thereby after the Restatement Effective Date does not exceed, in the aggregate, $750,000;

                 (s) Liens on the assets or property of the Borrower or its Subsidiaries existing prior to the time such assets or property were acquired by the Borrower or its Subsidiaries and not incurred as a result of (or in connection with or in anticipation of) such acquisition provided that such Liens do not extend to or cover any property or assets of the Borrower or its Subsidiaries other than the property or assets so acquired;

                 (t) Liens securing reimbursement obligations with respect to trade letters of credit issued in the ordinary course of business provided that the amount of the reimbursement obligations secured by such Liens, for the Borrower and all Subsidiaries, does not exceed $1,000,000 at any time, but only so long as the amount of collateral subject to such Liens applied by the secured parties to the repayment of the obligations secured thereby after the Restatement Effective Date does not exceed, in the aggregate, $1,000,000;

                 (u) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods provided that such Liens arise by operation of law and are limited to the goods imported;

                 (v) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

                 (w) Liens arising out of the existence of judgments or awards not constituting an Event of Default hereunder, provided that no cash or property is deposited or delivered to secure the respective judgment or award;

                 (x) Liens arising out conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business and otherwise permitted by this Agreement;

                 (y) Deposits made to secure statutory obligations in the form of excise taxes; and

                 (z) Liens arising out of barter transactions or similar arrangements for the sale or purchase of goods or services entered into by the Borrower or any of its Subsidiaries in the ordinary course of its business.

                 8.04 Consolidations, Mergers and Disposition of Assets. (a) The Borrower will not, and will not permit any Subsidiary to, consolidate or merge with or into any other Person provided that (x) the Borrower may, subject to the other provisions of this Agreement and the other Credit Documents, merge with a Subsidiary so long as (i) the Borrower is the surviving corporation and
(ii) immediately prior thereto and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (y) any Subsidiary may consolidate with or merge with or into another Subsidiary if (A) the corporation surviving such consolidation or merger is a Wholly-Owned Subsidiary (and if the non-surviving Subsidiary was a Credit Party immediately prior to such merger or consolidation, such surviving Subsidiary is a Credit Party party to a Subsidiary Guaranty, a Security Agreement and any other applicable Security Documents) or (B) such merger or consolidation is effectuated in connection with a Disposition permitted by Section 8.04(b) of the Borrower's Investment in such Subsidiary, and, in any such case, after giving effect thereto, no Default or Event of Default shall exist.

                 (b) The Borrower will not, and will not permit any Subsidiary to make any Disposition of any of its assets (including, but not limited to, the Owned Real Property and the Leased Real Property) to any other Person provided that the Borrower or any of the Subsidiaries may make (i) Dispositions of its assets or any interest therein to the Borrower or a Subsidiary (provided that (A) any disposition to a non-Wholly-Owned Subsidiary shall be upon arm's-length terms, (B) no such Disposition may be made to a Foreign Subsidiary 65% of the issued and outstanding shares of capital stock of which have not been pledged pursuant to a Pledge Agreement, (C) no such Disposition may be made to a Foreign Subsidiary which is prohibited by the Applicable Law of its jurisdiction of organization from repatriating its earnings to the United States (it being agreed that the imposition of a tax or other charge on repatriating income shall not constitute such a prohibition), (D) no such Disposition may be made from a Domestic Subsidiary to a Foreign Subsidiary unless the book value of the assets which are the subject of all such Dispositions by all Domestic Subsidiaries does not exceed $1,000,000 in any fiscal year of the Borrower and any such Disposition is in the ordinary course of business of such Domestic Subsidiary provided that dispositions in the ordinary course of business of inventory may be made between any Subsidiary so long as the Disposition price is (x) not less than the cost thereof to the transferor or (y) where the transferee is a Subsidiary Guarantor not more than the fair market value of such inventory and (E) no such Disposition may be made to any Domestic Subsidiary that is not a party to a Subsidiary Guaranty, a Security Agreement and any other applicable Security Documents), (ii) Dispositions (including any such Dispositions made to a Subsidiary) in the ordinary course of business of inventory or used, worn-out, surplus or obsolete equipment not used or useful in its business, (iii) Asset Dispositions (other than Dispositions of Owned Real Property or any right, title or interest it may have in and to any Leased Real Property) the aggregate Net Cash Proceeds of which do not exceed $5,000,000 in the aggregate for the Borrower and the Subsidiaries during any fiscal year of the Borrower in arm's-length transactions for not less than the fair market value of the assets disposed of,
(iv) Dispositions of property listed on Annex XIII, (v) Dispositions pursuant to sales of receivables under the agreements referred to in Section 8.02(k),
(vi) Dispositions of assets or interests therein the Net Cash Proceeds of which do not exceed $50,000, (vii) transfers resulting from any casualty or condemnation of property or assets, (viii) Dispositions of non-material licenses or sublicenses of intellectual property and of non-material leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business, (ix) the Clarke Sale, (x) Dispositions of equipment the book value of which does not exceed $1,000,000 in any fiscal year of the Borrower provided that the assets or equipment so disposed of are replaced within 30 days of the date of such Disposition with assets or equipment of a like nature and used for a similar purpose and (xi) Disposition of Receivables Program Assets as provided in and pursuant to the Receivables Documents; and

                 (c) To the extent the Required Banks (or all of the Banks as shall be required by Section 12.12) waive the provisions of this Section 8.04 with respect to the sale, transfer or other disposition of any Collateral, or any Collateral is sold, transferred or disposed of as permitted by this Section 8.04, (i) such Collateral shall be sold, transferred or disposed of free and clear of the Liens created by the respective Security Document; (ii) if such Collateral includes all of the capital stock of a Subsidiary Guarantor, such capital stock shall be released from the relevant Pledge Agreement and such Subsidiary shall be released from the Subsidiary Guaranty; and (iii) the Agent and the Collateral Agent shall be authorized to take actions deemed appropriate by them in order to effectuate the foregoing.

                 8.05 Restricted Payments. The Borrower will not, and will not permit any Subsidiary to, make, declare, set aside or otherwise become obligated to make, any Restricted Payment, except:

                 (a) payments in respect of any inter-company Indebtedness which is not prohibited by Section 8.02 and Guarantees of Foreign Subsidiary Indebtedness permitted by Section 8.02;

                 (b) so long as such payment is not prohibited by the subordination provisions of the Subordinated Notes Indenture, regularly scheduled interest payments on the Subordinated Notes;

                 (c) unless a Default under Section 9.01 or Event of Default shall have occurred and be continuing, regularly scheduled interest payments on the Senior Notes;

                 (d) unless a Default under Section 9.01 or an Event of Default shall have occurred and be continuing, Senior Notes and/or Subordinated Notes may be repurchased by the Borrower provided that
         (x) the aggregate principal amount of Senior Notes and Subordinated Notes that may be repurchased pursuant to this clause (d) shall not exceed $50,000,000 and (y) the aggregate principal amount of Subordinated Notes that may be repurchased pursuant to this clause (d) shall not exceed $20,000,000;

                 (e)      Investments permitted pursuant to Section 8.06;

                 (f)      transactions permitted pursuant to Section 8.07; and

                 (g) the redemption, repurchase or other acquisition or retirement for value of any Capital Securities of the Borrower provided that the aggregate amount of all such redemptions, repurchases and other acquisitions and retirements for value during any 12 month period do not exceed $1,000,000.

                 8.06 Limitations on Investments. The Borrower will not, and will not permit any Subsidiary to, make or acquire any Investment or have any Investment outstanding in any Person, except for Investments in the ordinary course and:

                 (a) Investments in the Borrower, or any Domestic Subsidiary or any Foreign Subsidiary, as contemplated by Section 8.02(d);

                 (b) Equity investments in Wholly-Owned Subsidiaries in an aggregate principal amount not to exceed $2,000,000;

                 (c)      (i) cash and (ii) Cash Equivalents;

                 (d) the Investments of the Borrower and its Subsidiaries existing on the Restatement Effective Date;

                 (e) Investments in the ordinary course of business in a trade debtor of the Borrower or a Subsidiary that has filed a petition in bankruptcy in an amount not in excess of the amount of the Borrower's or such Subsidiary's claim in bankruptcy against such trade debtor;

                 (f)      currency swap agreements which are permitted by
         Section 8.02(f);

                 (g)      reorganizations and mergers permitted by Section
         8.04;

                 (h) loans to customers contemplated by the agreements referred to in Section 8.02(k);

                 (i) advances to employees, officers or agents of the Borrower or any of the Subsidiaries for travel, relocation and other reasonable and ordinary business expenses;

                 (j) each of the Borrower and the Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (provided that nothing in this clause (i) shall prevent the Borrower or any Subsidiary from offering such concessions of trade terms as management deems reasonable in the circumstances);

                 (k)      transactions permitted pursuant to Section 8.07;

                 (l) additional Investments (including direct and/or indirect Investments in joint ventures and/or partnerships) effected at a time when no Default or Event of Default exists or would result therefrom provided that the aggregate consideration expended by the Borrower, and its Subsidiaries (including cash, the fair market value of property paid (including the stock of the Borrower) and Indebtedness assumed or guaranteed) shall not exceed $30,000,000 for any such Investment provided that (x) the Agent shall have received all material documentation related to each such Investment prior to the consummation thereof and (y) the covenants set forth in Sections
         8.16 and 8.17 would have been complied with on a pro forma basis as of the end of the last fiscal year or fiscal quarter, as the case may be, then ended as if such Investment had been made prior to the end of such year or quarter, respectively; and

                 (m) promissory notes and other similar non-cash consideration received by the Borrower and its Subsidiaries in connection with Dispositions permitted hereunder which in the aggregate principal amount shall not exceed $5,000,000.

                 8.07 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, (i) make any Investment in an Affiliate;
(ii) sell, lease or otherwise transfer any assets to an Affiliate; (iii) purchase or acquire assets from an Affiliate; or (iv) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, Guaranties and assumptions of obligations of an Affiliate); provided that the Borrower or a Subsidiary may, unless otherwise prohibited by this Agreement, enter into any such transaction with an Affiliate in the ordinary course of the Borrower's or such Subsidiary's business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower or such Subsidiary as the monetary or business consideration which would be obtained in a comparable arm's length transaction with a Person not an Affiliate. Notwithstanding the foregoing, the Borrower and the Subsidiaries may (i) compensate any inside directors or officers pursuant to compensation and incentive plans approved by its Board of Directors (the "Incentive Plans"), and (ii) make any Restricted Payment permitted by Section
8.05 and any other Investments permitted by Section 8.06, incur any Indebtedness permitted by Section 8.02 and make any Dispositions permitted by
Section 8.04. This Section shall not prohibit the Borrower or any of Randall Curran and James Tate from performing their respective obligations under the employment agreements between the Borrower and the Domestic Subsidiaries, on the one hand, and each of them on the other hand.

                 8.08 Amendment or Termination of Certain Documents. (a) The Borrower will not consent to any amendment, modification, supplement or termination of, or be a party to any such amendment, modification, supplement or termination of, any of the provisions of any of the Senior Notes Documents and/or the Subordinated Notes Documents without the prior written consent of the Agent (with the approval of the Required Banks).

                 (b) The Borrower will not, and will not permit any Subsidiary to, amend or modify, in the case of the Borrower its certificate of incorporation, bylaws or any other constituent documents or, in the case of any Subsidiary whose shares are pledged pursuant to a Pledge Agreement, its certificate of incorporation, bylaws or any other constituent documents, in each case in a manner so as to restrict the transfer of its shares or the voting or dividend rights of its shareholders or in any other manner which could adversely affect the rights of the Collateral Agent or any Bank in, or the value of, the Collateral.

                 8.09 Taxes of Other Persons. The Borrower will not, and will not permit any Subsidiary to, (a) file a consolidated tax return with any other Person other than, in the case of the Borrower, a Consolidated Subsidiary and, in the case of any such Subsidiary, the Borrower or a Consolidated Subsidiary, or (b) except as required by Applicable Law, pay or enter into any Contract to pay any taxes owing by any Person other than the Borrower or a Consolidated Subsidiary.

                 8.10 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, create, assume or otherwise cause or suffer to exist or to become effective any consensual encumbrance or restriction on the ability (whether by covenant, event of default, subordination or otherwise) of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock to the Borrower or any other Subsidiary; (b) make payments in respect of any Indebtedness owed to the Borrower or any other Subsidiary (other than as permitted or required by any of the Credit Documents); (c) make loans or advances to or investments in the Borrower or any of the Wholly-Owned Subsidiaries; (d) transfer any of its property or assets to the Borrower or any of the Wholly-Owned Subsidiaries; or (e) create any Lien upon its property or assets whether now owned or hereafter acquired or upon any income or profits therefrom provided that the following restrictions shall not be prohibited pursuant to this Section 8.10: (i) consensual encumbrances or restrictions binding upon any Foreign Subsidiary to the extent created in connection with the incurrence of any Indebtedness by such Foreign Subsidiary as permitted by
Section 8.02(c), (i) or (o); (ii) consensual encumbrances or restrictions binding upon any Person at the time such Person becomes a Subsidiary so long as such encumbrances or restrictions are not created, incurred or assumed in contemplation of such Person becoming a Subsidiary; (iii) consensual encumbrances and restrictions set forth in the Senior Notes Indenture; (iv) consensual encumbrances and restrictions set forth in the Subordinated Notes Indenture; (v) any covenant or restriction of the type contained in Section 8.03 that is contained in any contract evidencing or providing for the creation of or concerning Purchase Money Indebtedness;
(vi) any consensual encumbrances or restrictions contained in any Credit Document or (vii) any consensual encumbrances and restrictions contained in the Receivables Documents.

                 8.11 Issuance and Disposition of Capital Securities. The Borrower will not, and will not permit any Subsidiary to, (a) issue any of its Capital Securities, except that this Section 8.11(a) shall not apply to any issuance by the Borrower of any shares of its common stock or to any issuance by a Subsidiary to the Borrower or a Subsidiary Guarantor or (b) sell, assign, transfer or otherwise dispose of any Capital Securities of any Subsidiary, except to the Borrower or another Subsidiary Guarantor.

                 8.12 Foreign Deposit Accounts. The Borrower will not, and will not permit any of its Subsidiaries to, maintain at any time payments and proceeds received or derived from or in connection with the operation or business of the Borrower or any of the Subsidiaries or payments constituting proceeds of any asset or any other amounts received by the Borrower or any of the Subsidiaries from any source whatsoever in Deposit Accounts located outside the United States aggregating in excess of $20,000,000 for all such foreign Deposit Accounts.

                 8.13 Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, create any Subsidiary which is not (i) a Wholly-Owned Subsidiary or (ii) an entity the Investment in which was made pursuant to Section 8.06(l).

                 8.14 Capital Expenditures. (a) The Borrower will not permit the Capital Expenditures made by the Borrower and the Subsidiaries, on a consolidated basis, during each fiscal year of the Borrower set forth below to exceed the amount set forth opposite such fiscal year:

         Fiscal Year Ending                  Amount
         ------------------                  ------
         December 31, 1996                 $20,000,000
         December 31, 1997                 $22,500,000
         Thereafter                        $25,000,000

                 (b) Notwithstanding anything to the contrary contained in clause (a) above, to the extent that Capital Expenditures made by the Borrower and its Subsidiaries, on a consolidated basis, during any fiscal year are less than the maximum amount permitted to be made for such fiscal year pursuant to clause (a) (without taking into account any increase in the amount permitted during such period as a result of this clause

(b)), such unused amount may be carried forward to the immediately succeeding fiscal year.

                 8.15 Minimum Consolidated Current Ratio. The Borrower will not permit the Consolidated Current Ratio, as measured on the last day of each fiscal quarter of the Borrower, to be less than 1.5 to 1.0.

                 8.16 Maximum Consolidated Funded Indebtedness to Consolidated EBITDA. The Borrower will not permit, as of the last day of each fiscal year of the Borrower set forth below, the ratio of Consolidated Funded Indebtedness as of such date to the Consolidated EBITDA for such fiscal year:

         Fiscal Year Ending                                   Ratio
         ------------------                                   -----
         December 31, 1996                                   5.25:1.0
         December 31, 1997                                   5.00:1.0
         Thereafter                                          4.75:1.0

                 8.17 Minimum Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio to be less than 2.0 to 1.0 as at the end of any fiscal quarter of the Borrowing commencing the fiscal quarter ending September 30, 1997.


                 SECTION 9. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                 9.01 Payments. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue unremedied for three or more days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                 9.02 Representations, etc. Any representation, warranty or statement made by the Borrower or any Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                 9.03 Covenants. The Borrower shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 7.11 or 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after written notice to the Borrower by the Agent or the Required Banks; or

                 9.04 Default Under Other Agreements. (A) (a) The Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or
(ii) default in the observance or performance of any agreement, covenant or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; provided, that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this
Section 9.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and
(b) above, exceeds $5,000,000 at any one time; or

                 (B) A default shall be continuing under any Contract (other than a Contract relating to Indebtedness to which clause (A) of this Section
9.04 is applicable) binding upon the Borrower or any Subsidiary, except a default that, together with all other such defaults, has not had a Material Adverse Effect; or

                 9.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries; or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries; or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                 9.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan (which is subject to Title IV of ERISA and/or Section 412 of the Code) shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the
Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the reasonable opinion of the Required Banks, has had, or could reasonably be expected to have, a Material Adverse Effect; or

                 9.07 Security Documents. (a) Except in each case to the extent resulting from the negligent or willful failure of the Collateral Agent to retain possession of the applicable Pledged Securities, any Security Document shall cease to be in full force and effect for any reason other than repayment, release or partial release, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, or (b) any Credit Party shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and any such default shall have continued uncured for at least 30 days; or

                 9.08 Subsidiary Guaranty. The Subsidiary Guaranty or any provision thereof shall cease to be in full force and effect, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiary Guaranty; or

                 9.09 Judgments. (a) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving the payment of money (to the extent not paid or covered by insurance) in excess of $5,000,000 for all such judgments and decrees and such judgments or decrees shall not have been vacated, paid, discharged or stayed or bonded pending appeal within 60 days from the entry thereof or an enforcement proceeding shall have been commenced upon such judgment or decree or (b) in the case of any judgment or decree for other than the payment of money, such judgment or decree could, in the reasonable judgment of the Required Banks, together with all other such judgments or orders, have a Material Adverse Effect on the Borrower and its Subsidiaries (on a consolidated basis), taken as a whole; or

                 9.10 Material Subsidiary. The Borrower shall cease to own 100% of the outstanding capital stock of any Material Subsidiary unless such Material Subsidiary was created pursuant to Section 8.06(l);

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent or any Bank to enforce its claims against any Credit Party, except as otherwise specifically provided for in this Agreement (provided, that if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent as specified below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment (or the unutilized portion thereof) terminated, whereupon the Commitment of each Bank (or the unutilized portion thereof) shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued and unpaid interest in respect of all Loans and all obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05, to pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit then outstanding.


                 SECTION 10. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

                 "Additional Security Documents" shall have the meaning provided in Section 7.11.

                 "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                 "Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Agent appointed pursuant to Section 11.10.

                 "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended, restated and/or supplemented.

                 "Applicable Base Rate Margin" shall mean the margin determined in accordance with the below schedule based on the Ratio for the four fiscal quarters last ended and as determined from the most recent financial statements of the Borrower timely delivered to the Banks pursuant to Section 7.01(a) or
(b), as the case may be; and so long as the Borrower is in default under
Section 7.01(a) or (b), as the case may be, then the margin shall be 1.25%:

                                                                       Applicable
               Ratio                                                Base Rate Margin
               -----                                                ----------------
         Greater than 4.75:1                                             1.25%

         Less than or equal to                                           1.00%
         4.75:1 but greater
         than 4.25:1

         Less than or equal to 4.25:1                                    .75%
         but greater than 3.75:1

         Less than or equal to                                           .50%
         3.75:1

                 "Applicable CC Rate" shall mean (x) at any time when the Ratio for the four fiscal quarters last ended and as determined from the most recent financial statements of the Borrower timely delivered to the Banks pursuant to
Section 7.01(a) or (b), as the case may be, is equal to or less than 4.25:1, .375% per annum and (y) at any other time, .50% per annum.

                 "Applicable Eurodollar Margin" shall mean the margin determined in accordance with the below schedule based on the Ratio for the four fiscal quarters last ended and as determined from the most recent financial statements of the Borrower timely delivered to the Banks pursuant to
Section 7.01(a) or (b), as the case may be; and so long as the Borrower is in default under Section 7.01(a) or (b), as the case may be, then the margin shall be 2.25%:

                                                                       Applicable
                                                                       Eurodollar
               Ratio                                                  Rate Margin
               -----                                                  -----------
         Greater than 4.75:1                                             2.25%

         Less than or equal to                                           2.00%
         4.75:1 but greater
         than 4.25:1

         Less than or equal to 4.25:1                                    1.75%
         but greater than 3.75:1

         Less than or equal to 3.75:1                                    1.50%

                 "Applicable Law" shall mean (a) all applicable common law and principles of equity and (b) all applicable provisions of all (i) constitutions, statutes, rules, regulations and orders of governmental bodies,
(ii) Governmental Approvals and (iii) orders, decisions, judgments and decrees of all courts (whether at law or in equity or admiralty) and arbitrators.

                 "Asset Disposition" shall mean any Disposition of any asset of the Borrower or any Subsidiary, or any interest in any such asset, the Net Cash Proceeds of which exceed $50,000.

                 "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit H (appropriately completed).

                 "Authorized Officer" shall mean the President, any Vice President or the Treasurer of the Borrower.

                 "Bank" shall have the meaning provided in the first paragraph of this Agreement.

                 "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any incurrence of Loans or to fund its portion of any unreimbursed payment under Section 2.04(c) or
(ii) a Bank having notified the Agent and/or the Borrower that it does not intend to comply with the obligations under Section 1.01 or under Section 2.04(c), in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

                 "Bankruptcy Code" shall have the meaning provided in Section 9.05.

                 "Base Rate" at any time shall mean the highest of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate and (y) the Prime Lending Rate.

                 "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

                 "Borrower" shall mean Thermadyne Holdings Corporation, a Delaware corporation.

                 "Borrowing" shall mean and include (i) the incurrence of Swingline Loans from BTCo on a given date and (ii) the incurrence of one Type of Loan by the Borrower from all of the Banks on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided, that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

                 "BTCo" shall mean Bankers Trust Company and any successor corporation thereto by merger, consolidation or otherwise.

                 "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the New York interbank Eurodollar market.

                 "Capital Expenditures" shall mean, with respect to the Borrower and the Subsidiaries, any expense or Liability incurred or expenditure made, in each case in connection with long-lived tangible assets used for the production of goods or services, which is required in accordance with GAAP to be capitalized on the Borrower's consolidated balance sheet provided that for the purposes of Section 8.14, Capital Expenditures shall not include any expenditure made to restore or replace property or assets damaged, destroyed or subjected to condemnation to the extent that such expenditure is paid from the proceeds of insurance or condemnation awards received with respect to such damage, destruction or condemnation.

                 "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                 "Capital Security" shall mean with respect to any Person, (a) any share of capital stock of such Person or (b) any security, convertible into, or any option, warrant or other right to acquire, any share of capital stock of such Person.

                 "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

                 "Cash Collateral Agreement" shall have the meaning provided in
Section 12.17.

                 "Cash Equivalents" shall mean (a) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (b) time deposits with, including certificates of deposits issued by, any office of any Bank, (c) repurchase agreements entered into with any Bank, (d) commercial paper maturing no more than 90 days from the date of creation thereof and, at the time of acquisition, having the highest rating available from Standard & Poor's Corporation and Moody's Investors Service, Inc., (e) with respect to Investments made by Subsidiaries doing business outside the United States of America, investments comparable to those described in clauses (a) and (d) above but denominated in currencies other than U.S. dollars which are customary for temporary investment of cash in the jurisdiction where such Subsidiary does business provided that in each case that any such Investment described in clauses (a) through (e) by its terms requires, or permits the holder thereof at its option to require, repayment, redemption or repurchase thereof within three months from the date of acquisition thereof by the Borrower or a Subsidiary and (f) investments in money market funds to the extent substantially all of funds therein are invested in the instruments described in clauses (a), (b), (c) and (d) above.

                 "Change of Control" shall mean either (i)(a)(1) funds and accounts managed or advised by Fidelity or by its Affiliates either themselves, collectively, or acting in concert with one or more other Persons (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) shall, or (2) funds and accounts managed or advised by Magten or by its Affiliates either themselves, collectively, or acting in concert with on or more other Persons (as so defined) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, except that an entity shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) (a "Beneficial Owner") of more than (x) in the case of Fidelity, 40% of the issued and outstanding shares of the Borrower's common stock and (y) in the case of Magten, 50% of the issued and outstanding shares of the Borrower's common stock or (b) any other Person (as defined above) (other than the funds and accounts referred to in clause
(i)(a) hereof) and its Affiliates or group of Persons (other than the funds and accounts referred to in clause (i)(a) hereof) acting in concert shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect Beneficial Owner of more than 30% of the issued and outstanding shares of the Borrower's common stock, or (ii) less than a majority of the members of the Borrower's board of directors shall be Persons who either (a) were serving as directors on the Restatement Effective Date or (b) were nominated as directors and approved by the vote of the majority of the directors who are directors referred to in clause (a) above or this clause (b).

                 "Clarke" shall mean Clarke Industries, Inc., a Delaware corporation.

                 "Clarke Entity" shall have the meaning provided in Section
7.14 herein.

                 "Clarke Proceeds" shall mean the Net Cash Proceeds resulting from the Clarke Sale.

                 "Clarke Sale" shall mean a sale of all of the capital stock of Clarke or its direct parent company, Clarke Holding Corporation substantially on the terms set forth in the Stock Purchase Agreement and otherwise on a basis reasonably satisfactory to the Agent, which transaction includes the sale of those companies listed on Annex IX.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                 "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

                 "Collateral Agent" shall mean the Agent acting as collateral agent for the Banks.

                 "Commitment" shall mean at any time, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I as the same may be reduced from time to time pursuant to Section 3.02 or 9 or adjusted from time to time as a result of assignments to or from such Bank as provided for in
Section 1.13 and in 12.04

                 "Commitment Fee" shall have the meaning provided in Section 3.01(a).

                 "Consolidated Current Assets" shall mean, at any time, the current assets of the Borrower and the Consolidated Subsidiaries, determined on a consolidated basis, excluding cash and Cash Equivalents.

                 "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of the Borrower and the Consolidated Subsidiaries as of such time, excluding (a) accrued interest, (b) accrued taxes and (c) the then current maturities of any outstanding Consolidated Funded Indebtedness (which for this purpose shall include the Revolving Loans outstanding at such time).

                 "Consolidated Current Ratio" shall mean the ratio of Consolidated Current Assets to Consolidated Current Liabilities.

                 "Consolidated EBITDA" shall mean, for any period, the sum of
(a) the Consolidated Net Income of the Borrower and the Consolidated Subsidiaries, determined on an after-tax basis, before interest income, Consolidated Interest Expense and provision for taxes and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business, and (b) all amortization of intangibles, depreciation and other non-cash charges (to the extent deducted in calculating the amount set forth in clause (a)) determined in each case on a pro forma basis as if each Investment made pursuant to Section 8.06(l) during such period were consummated on the first day of such period (and as if any Indebtedness incurred or assumed to finance such Investment were incurred or assumed on such first day).

                 "Consolidated Funded Indebtedness" shall mean (a) all Indebtedness of the Borrower and the Consolidated Subsidiaries as reflected, or that ought to be reflected, on a consolidated balance sheet of the Borrower and the Consolidated Subsidiaries (exclusive of Indebtedness owing to the Borrower or a Consolidated Subsidiary, (b) except to the extent included in clause (a), the undisbursed amount of all letters of credit issued for the account of the Borrower or the Subsidiaries and (c) the Ongoing Receivables Proceeds.

                 "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and the Consolidated Subsidiaries for such period, net of any interest income received or accrued in the ordinary course (calculated without regard to any limitations on the payment thereof, but excluding any amortization of deferred financing costs incurred by the Borrower or the Consolidated Subsidiaries) plus, without duplication, (a) that portion of Capitalized Lease Obligations of the Borrower and the Consolidated Subsidiaries representing the interest factor for such period and (b) any discount on the sale of the Receivables Program Assets and any other interest expense related to the transfer of the Receivables Program Assets.

                 "Consolidated Net Income" shall mean, for any period, the amount of consolidated net income of the Borrower and the Consolidated Subsidiaries for such period (taken as a cumulative whole).

                 "Consolidated Subsidiary" shall mean, with respect to any Person at any time, any Subsidiary or other Person the accounts of which would be consolidated with those of such first Person in its consolidated financial statements as of such time; unless otherwise specified, "Consolidated Subsidiary" means a Consolidated Subsidiary of the Borrower.

                 "Contract" shall mean (a) any agreement (whether bi-lateral or uni-lateral or executory or non- executory and whether a Person entitled to rights thereunder is so entitled directly or as a third-party beneficiary), including an indenture, lease or license, (b) any deed or other instrument of conveyance, (c) any certificate of incorporation or charter and (d) any by-law.

                 "Credit Documents" shall mean this Agreement, the Notes, the Subsidiary Guaranty and each Security Document, each as amended, restated or revised from time to time.

                 "Credit Event" shall mean the making of a Loan or the issuance of a Letter of Credit.

                 "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

                 "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                 "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

                 "Deposit Account" shall mean a demand, time, savings passbook or like account with a bank, thrift, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                 "Disposition" shall mean any sale, assignment, lease, transfer or other disposition, whether voluntary or involuntary.

                 "Domestic Subsidiary" shall mean each Subsidiary of the Borrower which is not a Foreign Subsidiary.

                 "Domestic Subsidiary Pledge Agreements" shall mean and include
(x) the Domestic Subsidiary Pledge Agreements executed and delivered pursuant to the Original Credit Agreement as amended pursuant to the amendments executed and delivered pursuant to Section 5.01(k)(A) and (y) each pledge agreement, in the form of the pledge agreements referred to in clause (x), as amended as described therein, executed and delivered pursuant to Section 7.11, as amended, supplemented, restated and/or revised from time to time pursuant to the terms thereof or hereof.

                 "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), in each case which is not a direct competitor of the Borrower or engaged in the same or similar business as the Borrower, or any of its Subsidiaries, or is not an Affiliate of any such competitors of the Borrower or any of its Subsidiaries.

                 "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law (hereafter "Claims") or any permit issued under any such law, including without limitation (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims under or pursuant to Environmental Laws by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                 "Environmental Law" shall mean any applicable federal, state, foreign or local statute, law, rule, regulation, ordinance, code, legally binding policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 7401 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3808 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; and any applicable state and local or foreign counterparts or equivalents.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                 "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of
Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

                 "Eurodollar Loans" shall mean, each Revolving Loan bearing interest at the rates provided in Section 1.08(b).

                 "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the arithmetic average (rounded to the nearest 1/100 of 1%) of the offered quotations to first-class banks in the New York interbank Eurodollar market by the Agent for U.S. dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of the Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by
(ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves specified by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                 "Event of Default" shall have the meaning provided in Section
9.

                 "Existing Indebtedness" shall have the meaning provided in
Section 6.21.

                 "Existing Letters of Credit" shall have the meaning provided in Section 2.01(d).

                 "Existing Mortgaged Properties" shall mean all Real Property encumbered as of the Restatement Effective Date by the Existing Mortgages and listed on Annex VI.

                 "Existing Mortgages" shall mean all Real Estate Security Agreements executed and delivered pursuant to the Original Credit Agreement and which have not been released prior to the Restatement Effective Date and which are not to be released on the Restatement Effective Date (i.e. other than those on Real Property owned or leased by entities being sold pursuant to the Clarke
Sale).

                 "Facing Fee" shall have the meaning provided in Section
3.01(c).

                 "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

                 "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

                 "Fidelity" shall mean Fidelity Management Research Company and its Affiliates.

                 "Foreign Subsidiary" shall mean each Subsidiary of the Borrower that is not incorporated under the laws of any state of the United States of America or in the District of Columbia.

                 "Foreign Subsidiary Pledge Agreements" shall mean and include
(x) the Foreign Subsidiary Pledge Agreements executed and delivered pursuant to the Original Credit Agreement as amended pursuant to the amendments executed and delivered pursuant to Section 5.01(k)(A) and (y) each pledge agreement, in the form of the appropriate pledge agreements referred to in clause (x), as amended as described therein, executed and delivered pursuant to Section 7.11, as amended, supplemented, restated and/or revised from time to time pursuant to the terms thereof or hereof.

                 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

                 "Governmental Approval" shall mean any authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any governmental unit.

                 "Guaranty" of any Person shall mean (a) any obligation, contingent or otherwise, of such Person to pay any Liability of any other Person or to otherwise protect, or having the practical effect of protecting, the holder of any such Liability against loss (whether such obligation arises by virtue of such Person being a partner of a partnership or participant in a joint venture or by agreement to pay, to keep well, to purchase assets, goods, securities or services or to take or pay, or otherwise) (b) without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person with respect to the Indebtedness of such other Person, or (c) any obligation, contingent or otherwise, of such Person incurred in connection with the issuance by a third Person of a Guaranty of any Liability of any other Person (whether such obligation arises by agreement to reimburse or indemnify such third Person or otherwise). The word "Guarantee" when used as a verb has the correlative meaning. The amount of any Guaranty shall be deemed to be the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith, and (b) the maximum amount for which such Person may be liable pursuant to the terms of the Guaranty, unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such Guaranty shall be such Person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                 "Hazardous Materials" shall mean (a) any petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law.

                 "Incentive Plans" shall have the meaning provided in Section 8.07.

                 "Indebtedness" of any Person shall mean, without duplication,
(a) any obligation of such Person for borrowed money, (b) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument and all securities providing for mandatory payments of money, whether or not contingent, (c) any obligation of such Person to pay the deferred purchase price of property or services, except a trade account payable that arises in the ordinary course of business but only if and so long as the same is payable on customary trade terms, (d) any obligation of such Person as lessee under a Capital Lease, (e) any Mandatorily Redeemable Stock of such Person owned by any Person other than such Person or an Indebtedness-Free Subsidiary of such Person (the amount of such Mandatorily Redeemable Stock to be determined for this purpose as the higher of the liquidation preference of and the amount payable upon redemption of such Mandatorily Redeemable Stock), (f) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property, (g) any obligation of such Person to reimburse or prepay any other Person in respect of amounts paid under a letter of credit, banker's acceptance or other Guaranty issued by such other Person (whether drawn or undrawn), (h) any obligation with respect to an interest rate or currency swap or similar obligation obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount thereof, (i) any Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person but, if not assumed, the amount of such Indebtedness shall be limited to the net book value of the asset securing such Indebtedness) (j) recourse or repurchase obligations in connection with the sale of receivables, (k) any obligations of such Person pursuant to revolving credit agreements or similar arrangements, and (l) any Indebtedness of others Guaranteed by such Person.

                 "Indebtedness-Free Subsidiary" shall mean a Subsidiary (a) all of the Capital Securities, other ownership interests and rights to acquire ownership interests of which are owned or controlled by the Borrower, by one or more other Indebtedness-Free Subsidiaries or by the Borrower and one or more other Indebtedness-Free Subsidiaries and (b) that has no Indebtedness other than the Loans and Indebtedness owing to the Borrower or another Indebtedness-Free Subsidiary.

                 "Interest Coverage Ratio" shall mean, as at any date, the ratio of (a) Consolidated EBITDA for the four consecutive fiscal quarters of the Borrower (taken as one accounting period) then ended to (b) Consolidated Interest Expense for such period and determined on a pro forma basis as if each Investment made pursuant to Section 8.06(l) during such period were consummated on the first day of such period (and as if any Indebtedness incurred or assumed to finance such Investment were incurred or assumed on such first day).

                 "Interest Period," with respect to any Eurodollar Loan, shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

                 "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

                 "Investment" of any Person shall mean (a) any Capital Security, evidence of Indebtedness or other security or instrument issued by any other Person, (b) any loan, advance or extension of credit to, or any contribution to the capital of, any other Person, (c) any acquisition of substantially all of the assets or business of any other Person by purchase, merger, consolidation or other form of acquisition of the operating assets or business of such other Person, and (d) any other investment in any other Person.

                 "Leased Real Property" shall mean any real property (including any buildings and other improvements thereon) now or hereafter used or occupied by the Borrower and/or any Subsidiary, or which the Borrower and/or any Subsidiary, has the right to use or occupy, now or in the future, pursuant to any Real Property Lease. Any reference to the "assets" and/or "properties" of the Borrower or any Subsidiary shall include, without limitation, the "Leased Real Property."

                 "Letter of Credit" shall have the meaning provided in Section 2.01(a).

                 "Letter of Credit Fee" shall have the meaning provided in
Section 3.01(b).

                 "Letter of Credit Issuer" shall mean BTCo and shall include each L/C Issuer with respect to each Interim Letter of Credit while constituting an Interim Letter of Credit.

                 "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

                 "Letter of Credit Request" shall have the meaning provided in
Section 2.02(a).

                 "Liability" of any Person means any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under contract, applicable law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

                 "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

                 "Loan" shall mean each and every Loan made by any Bank hereunder, including Revolving Loans or Swingline Loans.

                 "Magten" shall mean Magten Asset Management Corporation and its Affiliates.

                 "Mandatorily Redeemable Stock" shall mean, with respect to any Person, any share of such Person's capital stock to the extent that it is (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Indebtedness or other Liability of such Person, (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (ii) at the option of any Person other than such Person or
(iii) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings or (b) convertible into Mandatorily Redeemable Stock.

                 "Mandatory Borrowing" shall have the meaning provided in
Section 1.01(b).

                 "Margin Stock" shall have the meaning provided in Regulation
U.

                 "Material Adverse Effect" shall mean a material adverse effect on the business, properties, operations, results of operations, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

                 "Material Subsidiary" shall mean any Subsidiary listed on Annex V under the heading "Material Subsidiary" and any other Subsidiary that has total assets of at least $5,000,000 or net sales of at least $10,000,000, in either case as of the date of calculation, as determined in accordance with GAAP, provided that except for the purposes of Section 9 once a Subsidiary constitutes a Material Subsidiary, it shall be deemed to continue as a Material Subsidiary until the Maturity Date.

                 "Maturity Date" shall mean June 30, 2001.

                 "Maximum Swingline Amount" shall mean $10,000,000.

                 "Minimum Borrowing Amount" shall mean (i) for Base Rate Loans, $1,000,000; (ii) for Eurodollar Loans, $5,000,000 and (iii) for Swingline Loans, $250,000.

                 "Mortgage Amendments" shall have the meaning provided in
Section 5.01(l).

                 "Mortgage Policies" shall mean the Mortgage title insurance policies issued in respect of each of the Existing Mortgaged Properties, as modified or supplemented as provided for in Section 5.01(l), or in respect of any Real Property subjected to a Mortgage pursuant to Section 7.11.

                 "Mortgages" shall mean mortgages, deeds of trust, leasehold mortgages and leasehold deeds of trust granted in favor of the Collateral Agent for the benefit of the Banks with respect to the Real Property pursuant to
Section 7.11, which mortgages, deeds of trust, leasehold mortgages and leasehold deeds of trust are or shall be in a form which is satisfactory to the Agent, with such changes as are necessary or desirable in the opinion of local counsel to conform with applicable state law and procedure.

                 "Net Cash Proceeds" shall mean, with respect to the Disposition of any asset, (a) the gross cash proceeds of such Disposition (including (i) insurance payments and condemnation awards and (ii) principal payments in respect of any notes or other instruments received as consideration for such disposition) less (b) (i) all actual liability for all reasonably anticipated taxes and reasonable transaction costs payable by the

Borrower and the Subsidiaries in connection with such disposition, including income taxes payable as a consequence of such disposition, (ii) the principal amount of, and the premium, if any, and interest on, any Indebtedness (other than the Loans) secured by such asset and required to be prepaid upon such disposition, (iii) any underwriting, brokerage or other customary selling commissions incurred in connection with such sale or disposition, and reasonable legal, advisory and other fees and expenses, including title and recording tax expenses, incurred in connection with such sale or disposition and (iv) amounts required to be maintained as a reserve against liabilities associated with such disposition under generally accepted accounting principles as then in effect (provided that such amounts shall cease to be deducted from Net Cash Proceeds and may become payable whenever they cease to be so required to be maintained), provided that the Borrower shall take advantage of all losses or credits available to it to minimize the income taxes payable with respect to any Disposition. For purposes of this definition, Net Cash Proceeds shall include any related tax benefits as a result of capital loss carryback claims, when and as received.

                 "Non-Defaulting Bank" shall mean each Bank other than a Defaulting Bank.

                 "Note" shall mean each Revolving Note and the Swingline Note.

                 "Notice of Borrowing" shall have the meaning provided in
Section 1.03(a).

                 "Notice of Conversion" shall have the meaning provided in
Section 1.06.

                 "Notice Office" shall mean the office of the Agent located at 130 Liberty Street, 30th Floor, New York, New York 10006, Attention: Robert C. Megan, or such other office as the Agent may designate to the Borrower and the Banks from time to time.

                 "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                 "Ongoing Receivables Proceeds" shall mean at any time the lesser of (x) the Invested Amount and (y) the Base Amount, as both such terms are defined in the Receivables Documents.

                 "Original Credit Agreement" shall have the meaning provided in the first WHEREAS clause of this Agreement.

                 "Owned Real Property" shall mean all of the real property (including any buildings and other improvements thereon) which the Borrower and/or any Subsidiary now owns or hereafter acquires fee simple title to. Any reference to the "assets" and/or "properties" of the Borrower or any Subsidiary shall include, without limitation, the "Owned Real Property."

                 "Participant" shall have the meaning provided in Section
2.04(a).

                 "Payment Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York, ABA Number: 021-001-033, Account
Name: Commercial Loan Division, Account Number: 99-401-268 Reference:
Thermadyne, Attention: Lori Marrone, (Tel) 250-7466, (Fax) 250-7351, or such other office as the Agent may designate to the Borrower and the Banks from time to time.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                 "Percentage" shall mean at any time for each Bank, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time.

                 "Permitted Encumbrances" shall mean (i) those liens, encumbrances and other matters affecting title to any Real Property listed in the Mortgage Policies in respect thereof and found, on the date of delivery of such Mortgage Policies to the Agent in accordance with the terms hereof, reasonably acceptable by the Agent, (ii) as to any particular Real Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which do not, in the reasonable opinion of the Agent, materially impair such Real Property for the purpose for which it is held by the mortgagor thereof, or the lien held by the Collateral Agent, (iii) zoning and other municipal ordinances, which are not violated in any material respect by the existing improvements and the present use made by the mortgagor thereof of the Premises (as defined in the respective Existing Mortgage or Mortgage), (iv) general real estate taxes and assessments not yet delinquent, and (v) such other items as the Agent may consent to (such consent not to be unreasonably withheld).

                 "Permitted Liens" shall have the meaning provided in Section 8.03.

                 "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                 "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute

of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                 "Pledge Agreement" shall mean each Domestic Subsidiary Pledge Agreement and each Foreign Subsidiary Pledge Agreement.

                 "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                 "Principal Real Property Leases" means the Real Property Leases set forth on Annex VI and indicated thereon as constituting Principal Real Property Leases.

                 "Purchase Money Indebtedness" shall mean (a) Indebtedness of the Borrower that is incurred to finance part or all of (but not more than) the purchase price of a tangible asset, provided that (i) neither the Borrower nor any Subsidiary had at any time prior to such purchase any interest in such asset other than a security interest or an interest as lessee under an operating lease and (ii) such Indebtedness is incurred within 30 days after such purchase, or (b) Indebtedness that (i) constitutes a renewal, extension or refunding of, but not an increase in the principal amount of, Purchase Money Indebtedness that is such by virtue of clause (a) or (b) and (ii) bears interest at a rate per annum that is commercially reasonable at the time such Indebtedness is incurred.

                 "Ratio" shall mean for any period, the ratio of (x) Consolidated Funded Indebtedness on the last day of such period to (y) Consolidated EBITDA for such period.

                 "Real Property" shall mean the Owned Real Property and the Leased Real Property.

                 "Real Property Lease" shall mean any lease, sublease, license or other similar agreement now or hereafter entered into by the Borrower or any Subsidiary pursuant to which the Borrower or any Subsidiary uses or occupies, or has the right to use or occupy, now or in the future, any real property.

                 "Receivables Documents" shall mean (i) that certain Receivables Participation Agreement dated as of December 28, 1994, as amended, by and between Thermadyne Receivables, Inc., a Delaware corporation, and The Bank of New York

(successor-in-interest to NationsBank of Virginia, N.A.), as trustee, (ii) that certain Receivables Purchase and Sale Agreement dated as of December 28, 1994, as amended, by and between certain corporations, as Sellers, and Victor Equipment Company, a Delaware corporation (successor-in-interest to Clark Industries, Inc.), as Purchaser, (iii) Receivables Purchase and Sale Agreement dated as of December 28, 1994, as amended, between Victor Equipment Company (successor-in-interest to Clarke Industries, Inc.), as Seller and Service, Thermadyne Receivables, Inc., as Purchaser, and Borrower, as Guarantor, and
(iv) all documents, instruments, liens, security interests, and certificates relating to the same, all as in effect on the Restatement Effective Date and as subsequently modified with the consent of the Agent

                 "Receivables Program Assets" shall mean (a) all rights of the Borrower or any Selling Subsidiary to payment (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges) which are transferred by the Borrower, any Selling Subsidiary or the Receivables Subsidiary pursuant to the Receivables Documents, (b) all right, title and interest of the Borrower or any Selling Subsidiary in goods relating to the sale that gave rise to such right to payment, (c) security interests or liens (and the property subject thereto) purporting to secure such right to payment, (d) all guaranties and other agreements or arrangements of whatever character from time to time supporting such right to payment and (e) lock-boxes and bank accounts of the Borrower or any Selling Subsidiary in which proceeds of any of the foregoing are held.

                 "Receivables Subsidiary" shall mean Thermadyne Receivables, Inc., a Delaware corporation.

                 "Register" shall have the meaning provided in Section 12.04.

                 "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                 "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                 "Replaced Bank" shall have the meaning provided in Section
1.13.

                 "Replacement Bank" shall have the meaning provided in Section 1.13.

                 "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16,
 .18, .19 or .20 of PBGC Regulation Section 2615.

                 "Required Banks" shall mean Non-Defaulting Banks, the sum of whose Percentages exceeds 51% of the Percentages of all Non-Defaulting Banks.

                 "Responsible Officer" shall mean the chairman, the Chief Executive Officer or the Chief Financial Officer of the Borrower or his replacement in such capacity.

                 "Restatement Effective Date" shall have the meaning provided in Section 5.01.

                 "Restricted Payment" shall mean, with respect to the Borrower or any of the Subsidiaries, (a) any dividend or other distribution on, any payment of interest on or principal of, or any other payment in respect of, any of its Capital Securities (except dividends payable by a Subsidiary to the Borrower or a Subsidiary or solely in shares of its non-redeemable Capital Securities), (b) any payment on account of the purchase, redemption, retirement, exchange, defeasance, conversion or acquisition of, or on account of any claim relating to or arising out of the offer, sale or purchase of, (i) any of its Capital Securities, (ii) any option, warrant or other right to acquire its Capital Securities, Subordinated Debt or the Senior Notes or (iii) any Subordinated Debt or the Senior Notes (including, without limitation, any payment, prepayment, defeasance, redemption, purchase pursuant to tender offer or other acquisition or retirement for value prior to or at its scheduled maturity or the setting apart of any money for a sinking, defeasance, or other analogous fund for the payment, prepayment, defeasance, redemption, purchase pursuant to tender offer or other acquisition or retirement for value prior to or at its scheduled maturity), (c) any payment of principal, interest, premium or any other amount owing in respect of Subordinated Debt or the Senior Notes, or (d) any Investment in or Guaranty on behalf of, directly or indirectly, any Foreign Subsidiary. For the purposes of this definition, a "payment" shall include the transfer of any asset or the incurrence of any Indebtedness or other Liability (the amount of such payment to be the fair market value of such asset or the amount of such obligation, respectively) but shall not include the issuance of any Capital Securities of the Borrower other than Mandatorily Redeemable Stock.

                 "Revolving Loan" shall have the meaning provided in Section 1.01(A).

                 "Revolving Note" shall have the meaning provided in Section 1.05(a).

                 "Scheduled Reduction" shall have the meaning provided in
Section 3.03.

                 "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

                 "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

                 "Secured Creditor" shall have the meaning provided in the Security Documents.

                 "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

                 "Security Agreements" shall mean and include (x) the Security Agreements executed and delivered pursuant to the Original Credit Agreement as amended pursuant to the amendments executed and delivered pursuant to Section 5.01(k)(B) and (y) each security agreement, in the form of the security agreements referred to in clause (x), as amended as described therein, executed and delivered pursuant to Section 7.11, as amended, supplemented, restated and/or revised from time to time pursuant to the terms thereof or hereof.

                 "Security Documents" shall mean and include the Security Agreements, the Pledge Agreements, any Cash Collateral Agreement, each Existing Mortgage as amended by the respective Mortgage Amendment and to the extent delivered pursuant to Section 7.11, each Additional Security Document, as amended, restated, revised and/or supplemented from time to time.

                 "Selling Subsidiary" shall mean any Domestic Subsidiary other than the Receivables Subsidiary.

                 "Senior Notes" shall mean the Borrower's 10-1/4% Senior Notes due 2002, as in effect on the Restatement Effective Date and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

                 "Senior Notes Documents" shall mean and include each of the documents and other agreements (including, without limitation, the Senior Notes Indenture) governing or evidencing the Senior Notes, as in effect on the Restatement Effective Borrowing Date and as the same may be entered into, modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

                 "Senior Notes Indenture" shall mean the Indenture entered into by and between the Borrower and IBJ Schroder Bank & Trust Co., as trustee thereunder, as in effect on the Restatement Effective Date and as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

                 "Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

                 "Stock Options" shall mean those options to acquire up to 1,428,570 shares of certain common stock to be granted to certain executive officers, directors and key employees of the Borrower and its Subsidiaries pursuant to the Management Option Plan between the Borrower and certain member of senior management and key employees of the Borrower or any of its Subsidiaries.

                 "Stock Purchase Agreement" shall mean the Stock Purchase Agreement dated April 19, 1996, among Incentive A/S, Thermadyne Holdings Corporation and Clarke Holding Corporation.

                 "Subordinated Debt" shall mean (a) the Subordinated Notes and
(b) any other Indebtedness of the Borrower which (i) requires no payment of principal to be made prior to November 1, 2003, (ii) is junior in right of payment of principal and interest to the Loans and (iii) is governed by provisions (including financial terms, subordination provisions, guarantees, covenants, defaults, remedies and the like) reasonably acceptable to, and approved in writing by, the Required Banks.

                 "Subordinated Notes" shall mean the Borrower's 10-3/4% Subordinated Notes due 2003, as in effect on the Restatement Effective Date and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

                 "Subordinated Notes Documents" shall mean and include each of the documents and other agreements (including, without limitation, the Subordinated Notes Indenture) governing or evidencing the Subordinated Notes, as in effect on the Restatement Effective Date and as the same may be entered into, modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

                 "Subordinated Notes Indenture" shall mean the Indenture entered into by and between the Borrower and Chemical Bank, N.A., as trustee thereunder, as in effect on the Restatement Effective Date and as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

                 "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

                 "Subsidiary Guarantor" shall mean at any time each Domestic Subsidiary of the Borrower party to the Subsidiary Guaranty.

                 "Subsidiary Guaranty" shall mean and include (x) the Subsidiary Guaranty Agreements executed and delivered pursuant to the Original Credit Agreement as amended pursuant to the amendments executed and delivered pursuant to Section 5.01(j) and (y) each guaranty, in the form of the guaranties referred to in clause (x), as amended as described therein, executed and delivered pursuant to Section 7.11.

                 "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Maturity Date.

                 "Swingline Loan" shall have the meaning provided in Section 1.01(B).

                 "Swingline Note" shall have the meaning provided in Section 1.05(a).

                 "Syndication Date" shall mean the earlier of (x) the date which is 30 days after the Restatement Effective Date and (y) the date upon which the Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication (and the resulting addition of institutions as Banks pursuant to Section 12.04) has been completed.

                 "Tax Allocation Agreement" shall have the meaning provided in
Section 5.01(f).

                 "Taxes" shall have the meaning provided in Section 4.04.

                 "TD Australia" shall mean Thermadyne Australia Pty Limited.

                 "Total Commitment" shall mean, at any time, the sum of the Commitments of all the Banks at such time.

                 "Total Unutilized Commitment" shall mean, at any time, (i) the Total Commitment at such time less (ii) the sum of the aggregate principal amount of all Loans at such time plus the Letter of Credit Outstandings at such time.

                 "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar Loan.

                 "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York.

                 "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

                 "Unpaid Drawing" shall have the meaning provided in Section 2.03(a).

                 "Unutilized Commitment" shall mean for each Bank at any time
(i) the Commitment of such Bank at such time less (ii) the sum of the aggregate principal amount of all Loans made by such Bank plus an amount equal to such Bank's Percentage of the Letter of Credit Outstandings at such time.

                 "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person all of the Capital Securities and all other ownership interests and rights to acquire ownership interests of which (except directors' qualifying shares and nominee shares) are, directly or indirectly, owned or controlled by such Person or one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more of such Subsidiaries; unless otherwise specified, "Wholly-Owned Subsidiary" means a Wholly-Owned Subsidiary of the Borrower.

                 "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

                 SECTION 11. The Agent.

                 11.01 Appointment. Each Bank hereby irrevocably designates and appoints BTCo as Agent of such Bank (such term to include for purposes of this Section 11, BTCo acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes BTCo as the Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Section 11 are solely for the benefit of the Agent and the Banks, and neither the Borrower nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and the Agent does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

                 11.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 11.03.

                 11.03 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Borrower, any of its Subsidiaries or any of their respective officers contained in this Agreement or the other Credit Documents or for any failure of the Borrower or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Credit Documents, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. The Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Banks or by or on behalf of the Borrower or any of its Subsidiaries to the Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

                 11.04 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

                 11.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has actually received notice from a Bank or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided, that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                 11.06 Non-Reliance on Agent, and Other Banks. Each Bank expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Borrower and its Subsidiaries. The Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                 11.07 Indemnification. The Banks agree to indemnify the Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Banks at such time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower or any of its Subsidiaries; provided, that no Bank shall be liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent. To the extent any Bank would be required to indemnify the Agent pursuant to the immediately preceding sentence but for the fact that it is a Defaulting Bank, such Defaulting Bank shall not be entitled to receive any portion of any payment or other distribution hereunder until each other Bank shall have been reimbursed for the excess, if any, of the aggregate amount paid by such Bank under this Section 11.07 over the aggregate amount such Bank would have been obligated to pay had such first Bank not been a Defaulting Bank. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.07 shall survive the payment of all Obligations.

                 11.08 Agent in its Individual Capacity. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though the Agent were not the Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

                 11.09 Holders. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                 11.10 Resignation of the Agent; Successor Agent. The Agent may resign as the Agent upon 20 days' notice to the Banks. Upon the resignation of the Agent, the Required Banks shall appoint from among the Banks a successor Agent which is a bank or a trust company for the Banks subject to prior approval by the Borrower (such approval not to be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of the Agent hereunder, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                 SECTION 12. Miscellaneous.

                 12.01 Payment of Expenses, etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and disbursements of White & Case) in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and in connection with the Agent's syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of the Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after an Event of Default shall have occurred and be continuing, the protection of the rights of the Agent and each of the Banks thereunder (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and for each of the Banks); (iii) pay and hold each of the Banks harmless from and against any and all





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present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify the Agent, the Collateral Agent and each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Agent, the Collateral Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of the proceeds of any Loans hereunder or the Transaction or the consummation of any other transactions contemplated in any Credit Document (whether any such counsel's fees are incurred in connection with any investigation, litigation or other proceeding between the Borrower and the Agent or any Bank or between the Agent or any third Person or otherwise) or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non- compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding.

                 12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower or any Subsidiary Guarantor against and on account of the Obligations and liabilities of the Borrower or any of its Subsidiaries to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of the Borrower or any of its Subsidiaries purchased by such Bank pursuant to
Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                 12.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Annex II hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

                 12.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, that no Credit Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Letter of Credit (unless such Letter of Credit is not extended beyond the Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement to the extent relating to such participation or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents). In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

                 (b) Notwithstanding the foregoing, any Bank may (x) assign all or a portion of its Commitment (and related outstanding Obligations hereunder) to any Affiliate of such Bank or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank, of its Commitment (and related outstanding Obligations hereunder) to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that (i) at such time Annex I shall be deemed modified to reflect the Commitments of such new Bank and of the existing Banks,
(ii) upon surrender of the old Notes, new Notes will be issued, at the Borrowers' expense, to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments, (iii) the consent of the Agent and the Letter of Credit Issuer shall be required in connection with any such assignment pursuant to clause (y) above (which consent shall not be unreasonably withheld or delayed) and (iv) the Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and, provided further, that such transfer or assignment will not be effective until recorded by the Agent on the Register pursuant to Section 12.04(d). To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitment. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitment and related outstanding Obligations pursuant to this Section 12.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.05 or
4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

                 (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.





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                 (d) The Agent shall maintain, as agent of Borrower, at its
Notice Office a copy of each Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                 12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Banks to any other or further action in any circumstances without notice or demand.

                 12.06 Payments Pro Rata. (a) The Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                 (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided, that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                 12.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided, that except as otherwise specifically provided herein, all computations determining compliance with Section 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the December 31, 1995 financial statements delivered to the Banks pursuant to Section 6.10(b).

                 (b) All computations of interest on the Loans and Fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days, as applicable.

                 12.08 Governing Law; Submission to Jurisdiction; Venue. (a) This Agreement and the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the State of New York. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby irrevocably designates, appoints and empowers CT Corporation System with offices on the date hereof at 1633 Broadway, New York, New York 10019 as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Agent under this Agreement. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower, at its address for notices pursuant to Section 12.03, such service to become effective 30 days after such mailing. Nothing herein shall affect the right of the Agent, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                 (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                 12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

                 12.10 Effectiveness. The Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Restatement Effective Date.

                 12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                 12.12 Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Required Banks and (except in the case of a waiver) the Borrower; provided, that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) being directly affected thereby, (i) extend the Maturity Date (it being understood that any waiver of any prepayment shall not constitute any such extension) or the expiration of any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest thereon (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees, or reduce the principal amount thereof, (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents), or release any Subsidiary Guarantor from its obligations thereunder (except as expressly provided in the Credit Documents), (iii) amend, modify or waive any provision of this Section 12.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Commitments are included on the Restatement Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any other Credit Document except in accordance with the terms hereof or thereof; provided further, that no such change, waiver, discharge or termination shall (w) increase the Commitments of any Bank over the amount thereof then in effect without





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the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank), (x) without the consent of the Letter of Credit Issuer, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit or (y) without the consent of the Agent, amend, modify or waive any provision of Section 11 as same applies to the Agent or any other provision as same relates to the rights or obligations of the Agent; or

                 (b) If, in connection with any proposed change, waiver, discharge or termination with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, to replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination, provided that the Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 12.12(a).

                 12.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 4.04, 11.07 or 12.01, shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

                 12.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank; provided, that the Borrower shall not be responsible for costs arising under Section 1.10, 1.11, 2.06 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Bank in the absence of such transfer.

                 12.15 Confidentiality. Each of the Banks agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, counsel or other professional advisors, to affiliates or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Borrower or any of its Subsidiaries which is furnished pursuant to this Agreement and which is designated by the Borrower to the Banks in writing as confidential; provided, that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body

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having or claiming to have jurisdiction over such Bank or to the Federal
Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors,
(c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any prospective transferee in connection with any contemplated transfer of any of the Notes or any interest therein by such Bank; provided, that such prospective transferee agrees to be bound by the provisions of this Section. No Bank shall be obligated or required to return any materials furnished by the Borrower or any Subsidiary. The Borrower hereby agrees that the failure of a Bank to comply with the provisions of this Section 12.15 shall not relieve the Borrower of any of its obligations to such Bank under this Agreement and the other Credit Documents.

                 12.16 Waiver of Jury Trial. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

                 12.17 Clarke Sale Proceeds. On the date of its receipt thereof, the Borrower shall deposit the Clarke Proceeds in a cash collateral account maintained with the Agent, which account shall be governed by and subject to an agreement (the "Cash Collateral Agreement") reasonably satisfactory to the Agent, provided that the Borrower may utilize any or all of the Clarke Proceeds to voluntarily prepay Revolving Loans pursuant to Section
4.01 and any such Clark Proceeds so utilized will not have to be deposited in such cash collateral account and if all of the Clarke Proceeds are utilized to make such voluntary repayment then the Cash Collateral Agreement need not be executed and delivered and no such cash collateral account will be established.

                                    *  *  *

                 IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


Address:

101 South Hanley Road                      THERMADYNE HOLDINGS CORPORATION
Suite 300
St. Louis, MO 63105
Attention: James H. Tate
Tel: (314) 746-4822
Fax: (314) 746-2349
                                           By     /s/ JAMES H. TATE
                                             ---------------------------------
                                           Title: Senior Vice President
                                                  Chief Financial Officer


130 Liberty Street                         BANKERS TRUST COMPANY
New York, NY 10006                                 Individually and as Agent
Attention: Lori Marrone
Tel: (212) 250-7466
Fax: (212) 250-7351
                                           By     /s/ MARY KAY COYLE
                                             ---------------------------------
                                           Title: Managing Director